                                                                    Exhibit 2.10

================================================================================



                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                              CHARLES D. ZYLSTRA,
                                KARA M. ZYLSTRA
                                      and
                  TRUSTS UNDER THE WILL DATED JUNE 3, 1982 OF
                          ROGER E. ZYLSTRA, DECEASED,

                                    SELLERS

                                      AND

                                 MEDIACOM LLC,

                                     BUYER



                            DATED AS OF MAY 25, 1999

===============================================================================

                               TABLE OF CONTENTS


STOCK PURCHASE AGREEMENT.....................................................................................1

ARTICLE I
     DEFINITIONS.............................................................................................1

ARTICLE II
     SALE AND PURCHASE OF SHARES ............................................................................7
                  2.1      Sale and Purchase of Shares.......................................................8
                  2.2      Payment of Purchase Price.........................................................8
                  2.3      Subscriber Adjustment.............................................................8
                  2.4      Working Capital Adjustment........................................................8
                  2.5      Excluded Assets Tax Adjustment....................................................9
                  2.6      Launch Support Payment Adjustment.................................................9
                  2.7      Further Adjustment................................................................9
                  2.8      Adjustments Procedure............................................................10
                  2.9      Expenses; Sales and Transfer Taxes...............................................10

ARTICLE III
     CLOSING DATE;CERTAIN TRANSACTIONS TO BE EFFECTED AT CLOSING............................................11
                  3.1      Closing Date.....................................................................11
                  3.2      Certain Transactions to be Effected at Closing...................................11

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................12
                  4.1      Organization and Qualification...................................................12
                  4.2      Business of the Company..........................................................13
                  4.3      Articles and By-laws.............................................................13
                  4.4      Capitalization of the Company....................................................13
                  4.5      Sellers'Authority................................................................13
                  4.6      Authority and Validity...........................................................14
                  4.7      Consents and Approvals:  No Violation............................................14
                  4.8      Title............................................................................15
                  4.9      Real Property....................................................................15
                  4.10     Financial Statements.............................................................16
                  4.11     Legal Proceedings................................................................16
                  4.12     Certain Employment and Employee Benefit Matters..................................17
                  4.13     Characteristics of the Systems...................................................17
                  4.14     Finders; Brokers and Advisors....................................................18
                  4.15     Tax Matters......................................................................19
                  4.16     Equipment........................................................................19
                  4.17     Governmental Permits; Contracts..................................................19


                  4.18     Insurance........................................................................20
                  4.19     Hazardous Substances and Environmental Matters...................................20
                  4.20     Accounts Receivable..............................................................21
                  4.21     Systems Compliance...............................................................21
                  4.22     Intangibles......................................................................23
                  4.23     No Other Consents................................................................23
                  4.24     No Undisclosed Liabilities.......................................................23
                  4.25     Liabilities to Subscribers.......................................................23
                  4.26     Restoration......................................................................23
                  4.27     Condition and Transfer of Tangible Property......................................24
                  4.28     Inventory........................................................................24
                  4.29     Overbuilds.......................................................................24
                  4.30     Certain Programming Arrangements and Relationships...............................24
                  4.31     Indebtedness.....................................................................24
                  4.32     Books and Records................................................................24
                  4.33     Banking Facilities...............................................................25
                  4.34     Powers of Attorney and Suretyships...............................................25
                  4.35     No Agreements among Sellers and the Company......................................25
                  4.36     Disclosure.......................................................................25

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF BUYER................................................................25
                  5.1      Organization and Qualification...................................................25
                  5.2      Authority and Validity...........................................................25
                  5.3      No Breach or Violation...........................................................26
                  5.4      Litigation.......................................................................26
                  5.5      Finders; Brokers and Advisors....................................................26

ARTICLE VI
     ADDITIONAL COVENANTS...................................................................................27
                  6.1      Access to Premises and Records...................................................27
                  6.2      Continuity and Maintenance of Operations.........................................27
                  6.3      Employee Matters.................................................................30
                  6.4      Consents.........................................................................30
                  6.5      HSR Notification.................................................................30
                  6.6      Notification of Certain Matters..................................................30
                  6.7      Risk of Loss; Condemnation.......................................................30
                  6.8      Adverse Changes..................................................................31
                  6.9      No Solicitation..................................................................31
                  6.10     Forms 394........................................................................31
                  6.11     Title Matters....................................................................32
                  6.12     Phase I Study....................................................................32
                  6.13     Monthly Financial Statements.....................................................32
                  6.14     Confidentiality..................................................................33
                  6.15     Covenant Not to Compete..........................................................34

                                      iii


                  6.16     Public Announcements..............................................................34
                  6.17     Excluded Assets...................................................................35
                  6.18     Audited Financial Statements......................................................35
                  6.19     Midcontinent Agreement............................................................35

ARTICLE VII
     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................................35
                  7.1      HSR Act...........................................................................35
                  7.2      Governmental or Legal Action......................................................35
                  7.3      Accuracy of Representations and Warranties........................................36
                  7.4      Performance of Agreements.........................................................36
                  7.5      No Material Adverse Change........................................................36
                  7.6      Consents..........................................................................36
                  7.7      Transfer Documents................................................................36
                  7.8      Opinions of Counsel...............................................................36
                  7.9      Discharge of Encumbrances.........................................................36
                  7.10     Additional Documents and Acts.....................................................36
                  7.11     Certificates......................................................................37
                  7.12     Termination of Management Agreement...............................................37
                  7.13     Office Space at Worthington and Yankton Properties................................37
                  7.14     Equivalent Basic Subscribers......................................................37

ARTICLE VIII
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS..........................................................37
                  8.1      HSR Act...........................................................................37
                  8.2      Governmental or Legal Actions.....................................................37
                  8.3      Accuracy of Representations and Warranties........................................38
                  8.4      Performance of Agreements.........................................................38
                  8.5      Opinion of Buyer's Counsel........................................................38
                  8.6      Additional Documents and Acts.....................................................38
                  8.7      Certificates......................................................................38

ARTICLE IX
     INDEMNITY...............................................................................................38
                  9.1      Survival of Representations and Warranties........................................38
                  9.2      Sellers'Indemnity.................................................................38
                  9.3      Buyer's Indemnity.................................................................40
                  9.4      Remedies Cumulative; Right to Offset..............................................41

ARTICLE X
     TERMINATION.............................................................................................41
                  10.1     Conditions for Termination........................................................41
                  10.2     No Liability Upon Certain Terminating Events......................................41

                                      iv


ARTICLE XI
     LIABILITY IN THE EVENT OF A BREACH......................................................................42
                  11.1     Default by Buyer..................................................................42
                  11.2     Default by Sellers................................................................42

ARTICLE XIINOTICES...........................................................................................43
                  12.1     Notices...........................................................................43

ARTICLE XIIIMISCELLANEOUS....................................................................................44
                  13.1     Entire Agreement..................................................................44
                  13.2     Successors and Assigns............................................................44
                  13.3     Arbitration.......................................................................44
                  13.4     Captions..........................................................................45
                  13.5     Counterparts......................................................................45
                  13.6     Governing Law.....................................................................45
                  13.7     Sellers'Knowledge.................................................................45

                                       v

                               LIST OF SCHEDULES
                               -----------------


Schedule 1.1       Franchise Areas
Schedule 2.2       Purchase Price Allocation
Schedule 2.7       Further Adjustment
Schedule 4.7       Exceptions to No Conflict with authority documents; Consents
Schedule 4.8       List of UCC
Schedule 4.9       List of all Real Property
Schedule 4.11      Legal Proceedings
Schedule 4.12      List of Abbott Co. employees
Schedule 4.13      Description of Systems
Schedule 4.15      Taxes being contested
Schedule 4.16      Equipment
Schedule 4.17      Governmental Permits and Contracts
Schedule 4.18      Insurance Policies
Schedule 4.21      Exceptions to Systems Compliance
Schedule 4.22      Intangibles material to operation of Systems
Schedule 4.23      Consents with respect to Governmental Permits
Schedule 4.24      Liabilities of Company
Schedule 4.29      Overbuilds
Schedule 4.30      Exclusive Programming arrangements
Schedule 4.33      Banking and Safety Deposit facilities
Schedule 4.34      Powers of Attorney or Suretyships
Schedule 4.35      Agreements between Sellers and the Company
Schedule 6.13      Form of Monthly Financial Statements
Schedule 6.15      Exceptions to Covenant not to Compete
Schedule 6.17      Excluded Assets


Exhibit A          Escrow Agreement
Exhibit B          Form of Opinion of Sellers' Counsel
Exhibit C          Form of Opinion of FCC Counsel
Exhibit D          Form of Opinion of Buyer's Counsel

                           STOCK PURCHASE AGREEMENT
                           ------------------------

This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 25th day of May, 1999, by and among Charles D. Zylstra ("Charles"), Kara M. Zylstra ("Kara") and Trusts created under the Will dated June 3, 1982 of Roger
E. Zylstra, deceased, for the benefit of Charles D. Zylstra and Kara M. Zylstra, (the "Trust", and jointly, severally and collectively with Charles and Kara, "Sellers") and MEDIACOM LLC, a New York limited liability company ("Buyer").


                                 R E C I T A L S:
                                 ---------------

          1. Charles owns 13.3336 shares of the Common Stock of Zylstra Communications Corporation, a Minnesota corporation (the "Company"); Kara owns
13.3336 shares of the Common Stock of the Company; and the Trust owns 53.3328 shares of the Company (the shares of Common Stock owned by Charles, Kara and the Trust are hereinafter collectively referred to as the "Shares").

          2. The Company owns and operates Systems (as hereinafter defined) in and around the communities of Yankton and Vermillion, South Dakota, Worthington and Luverne, Minnesota and Orange City and Alton, Iowa.

          3. Sellers desire to sell, and Buyer desires to purchase, the Shares on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, the parties agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          "Abbott Co." shall have the meaning set forth in the definition of
           ----------
Phantom Equity Interests.

          "Accounts Receivable" shall mean, as of the Closing Date, Equivalent
           -------------------
Basic Subscriber accounts receivable of the Company, determined in accordance with GAAP, representing amounts owed to the Company in connection with its operation of the Systems in the ordinary course of business.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "Assets" shall mean all properties, privileges, rights, interests and
           ------
claims, real and personal, tangible and intangible and mixed, of every type and description that are owned, leased, used or held for use in the Business or in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, including but not limited to Accounts Receivable, Governmental Permits, Intangibles, Contracts, Equipment, and Real Property, all cash and cash equivalents and notes receivable, but excluding the Excluded Assets and any Assets disposed of by the Company prior to the Closing as permitted by this Agreement.

          "Business" shall mean the cable television business and any other
           --------
business conducted by the Company through the Systems in the Franchise Areas.

          "Business Day" shall mean any day other than Saturday, Sunday or a day
           ------------
on which banking institutions in New York, New York are required or authorized to be closed.

          "Buyer" shall have the meaning set forth in the preamble to this
           -----
Agreement.

          "Charles" shall have the meaning set forth in the preamble to this
           -------
Agreement.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
by this Agreement, as described in Article III.

          "Closing Date" shall have the meaning set forth in Section 3.1.
           ------------

          "Closing Period Subchapter S Year" shall have the meaning set forth in
           --------------------------------
Section 2.5.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Communications Act" shall mean the Communications Act of 1934, as
           ------------------
amended, and the rules and regulations thereunder as from time to time in effect.

          "Company" shall have the meaning set forth in the recitals to this
           -------
Agreement.

          "Company Paid Tax Schedule" shall have the meaning set forth in
           -------------------------
Section 2.5.

          "Confidential Parties" shall have the meaning set forth in Section
           --------------------
6.14.

          "Consents" shall mean any registration or filing with, consent or
           --------
approval of, notice to, waiver or action by any Person or Governmental Authority required to permit the transfer of the Shares to Buyer or to permit Sellers to perform any of their other obligations under this Agreement, as set forth on
Schedule 4.7.
------------

          "Contracts" shall mean all contracts, agreements and leases (other
           ---------
than those that are Governmental Permits or Excluded Assets), to which the Company is a party or that pertain to the ownership, operation or maintenance of the Assets or the Business.

          "Copyright Act" shall mean the Copyright Revision Act of 1976, as
           -------------
amended.

          "Current Assets" shall have the meaning set forth in Section 2.4.
           --------------

          "Disapproved Matters" shall mean those title exceptions disclosed on
           -------------------
the Preliminary Title Report (other than Permitted Encumbrances) which, in Buyer's reasonable judgment, have an adverse impact on the Real Property owned by the Company or Buyer's intended use thereof.

          "Employees" shall have the meaning set forth in Section 4.12.
           ---------

          "Encumbrance" shall mean any mortgage, lien, security interest,
           -----------
security agreement, conditional sale or other title retention agreement, lease, consignment or bailment given for security purposes, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, trust, constructive trust, attachment, claim, restriction on transfer or any exception to or defect in title or other ownership interest (including but not limited to reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

          "Equipment" shall mean all electronic devices, trunk and distribution
           ---------
coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscribers' devices (including converters, encoders, transformers behind television sets and fittings) headend hardware (including origination, earth stations, transmission and distribution systems), test equipment, vehicles and all other tangible personal property owned, used or held for use by the Company as described on Schedule 4.16.
                                                           -------------

          "Equivalent Basic Subscribers" shall mean as of the date of
           ----------------------------
determination, (i) the number of residential households that subscribe to basic cable (exclusive of secondary outlets and courtesy accounts) which pay the standard rate for basic cable in the Systems without discount, each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which is pending disconnection for any reason, and none of which is, as of the date of determination, delinquent in payment for services for more than 60 days (provided, that a customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 days aging category); plus (ii) the number of
                                                ----
equivalent bulk subscribers (determined by dividing the aggregate dollar monthly amount collected from bulk/commercial accounts for basic and expanded cable in the Systems by the average monthly rate for both basic and expanded basic cable in effect in the Systems), each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which is pending disconnection for any reason, and none of which is, as of the date of determination, delinquent in payment for services for more than 60 days (provided that a customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 days aging category); provided that there shall be excluded from the definition of Equivalent Basic
--------

Subscribers any subscriber which has been obtained within the twelve month period prior to Closing by offers made, promotions conducted or discounts given outside the ordinary course of business or any subscriber who comes within the definition of Equivalent Basic Subscribers because its account has been compromised or written off within the twelve month period prior to Closing, other than in the ordinary course of business consistent with past practice for reasons such as service interruptions, but not for the purpose of making it qualify as an Equivalent Basic Subscriber.

          "Escrow Agent" shall mean The Chase Manhattan Bank.
           ------------

          "Escrow Agreement" shall mean the Escrow Agreement, to be entered into
           ----------------
among Buyer, Sellers and the Escrow Agent at the Closing, in the form annexed hereto as Exhibit A.
          ---------

          "ERISA" shall mean The Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Excluded Assets" shall have the meaning set forth in Section 6.17.
           ---------------

          "Excluded Assets Tax Liability" shall have the meaning set forth in
           -----------------------------
Section 2.5.

          "Excluded Assets Tax Schedule" shall have the meaning set forth in
           ----------------------------
Section 2.5.

          "FCC" shall mean the Federal Communications Commission.
           ---

          "Final Adjustments Certificate" shall have the meaning set forth in
           -----------------------------
Section 2.8.

          "Financial Statements" shall have the meaning set forth in Section
           --------------------                                      -------
4.10A.
-----

          "First Right" shall have the meaning set forth in Schedule 4.7.
           -----------                                      ------------

          "Forms 394" shall have the meaning set forth in Section 6.10.
           ---------

          "Franchise Areas" shall mean those areas in which the Company is
           ---------------
authorized under one or more Governmental Permits issued by the applicable franchising or licensing authorities to provide cable television service to subscribers located in such areas through the ownership and operation of the Systems, as set forth on Schedule 1.1.
                         ------------

          "GAAP" shall mean generally accepted accounting principles as in
           ----
effect in the United States of America, consistently applied.

          "Governmental Authority" shall mean any of the following: (a) the
           ----------------------
United States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator or panel of arbitrators.

          "Governmental Permits" shall mean all franchises, authorizations,
           --------------------
permits, licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority which authorize or are issued to the Company or are required in connection with the operation of the Business, as set forth on Schedule 4.17.
             -------------

          "Hazardous Substance" shall have the meaning set forth in Section
           -------------------
4.19.

          "HSR Act" shall have the meaning set forth in Section 6.5.
           -------

          "Information" shall have the meaning set forth in Section 6.14.
           -----------

          "Initial Adjustments Certificate" shall have the meaning set forth in
           -------------------------------
Section 2.8.

          "Intangibles" shall mean all general intangibles, including but not
           -----------
limited to subscriber lists, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use by the Company.

          "Kara" shall have the meaning set forth in the preamble to this
           ----
Agreement.

          "Launch Support Payments" shall have the meaning set forth in Section
           -----------------------
2.6.

          "Launch Support Payment Adjustment" shall have the meaning set forth
           ---------------------------------
in Section 2.6.

          "Legal Requirement" shall mean any statute, ordinance, code, law,
           -----------------
rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including but not limited to judicial decisions applying common law or interpreting any other Legal Requirement.

          "Liabilities" shall have the meaning set forth in Section 2.4.
           -----------

          "Midco" shall have the meaning set forth in Section 6.19.
           -----

          "Monthly Financial Statements" shall have the meaning set forth in
           ----------------------------
Section 6.13.

          "Permitted Encumbrances" shall mean the following: (a) liens for
           ----------------------
taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) as to leased Real Property, interests of lessors and Encumbrances affecting the interests of the lessors; and (e) the Encumbrances imposed by the Governmental Permits listed on
Schedule 4.17.
-------------

          "Person" shall mean any natural person, corporation, partnership,
           ------
trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          "Phantom Equity Agreement" shall have the meaning set forth in the
           ------------------------
definition of Phantom Equity Interests.

          "Phantom Equity Interests" shall mean the interests in the Company
           ------------------------
held by Abbott Company ("Abbott Co.") and the payments payable to Abbott Co. pursuant to that certain Phantom Equity Amendment to Management Agreement dated November 15, 1989 among the Company, the Sellers, and Abbott Co., as amended by that certain First Amendment to Phantom Equity Amendment to Management Agreement (the "Phantom Equity Agreement").

          "Preliminary Title Report" shall mean a commitment for an ALTA
           ------------------------
1987/1992 owner's policy for title insurance with respect to the land owned by the Company committing such title company to insure good and marketable title to said land, free and clear of all Encumbrances (other than Permitted Encumbrances).

          "Purchase Price" shall mean the sum to be paid by Buyer for the Shares
           --------------
in the amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000), as adjusted in accordance with the terms hereof.

          "Rate Regulation Rules" shall mean the FCC rules currently in effect
           ---------------------
implementing the cable television rate regulation provisions of the Communications Act.

          "Real Property" shall mean all Assets consisting of interests in real
           -------------
property (including but not limited to, to the extent applicable, improvements, fixtures and appurtenances), including both fee and leasehold interests, as set forth on Schedule 4.9.
         ------------

          "Required Consents" shall mean the Consents designated as such on
           -----------------
Schedule 4.7.
-------------

          "Required Subscribers" shall mean (i) 14,450, if the Closing Date
           --------------------
occurs in the month of June, 1999; (ii) 14,400, if the Closing Date occurs in the month of July, 1999; (iii) 14,300, if the Closing Date occurs in the month of August, 1999; (iv) 14,350 if the Closing Date occurs in the month of September, 1999, and (v) 14,400, if the Closing Date occurs after September, 1999.

          "Retained Escrow Amount" shall have the meaning set forth on Schedule
           ----------------------                                      --------
4.7.
---

          "Sellers" shall have the meaning set forth in the preamble to this
           -------
Agreement.

          "Shares" shall have the meaning set forth in the recitals to this
           ------
Agreement.

          "Study" shall mean a Phase I environmental study, including an
           -----
asbestos survey, of all Real Property owned by the Company.

          "Subscriber Adjustment" shall have the meaning set forth in Section
           ---------------------
2.3.

          "Systems" shall mean the cable television reception and broadband
           -------
distribution systems operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment which are, or are capable of being, operated as an independent system without interconnection with other systems, and which provide cable television service and related services to the respective Franchise Areas.

          "Tax Return" shall mean any return, report, information return or
           ----------
other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

          "Taxes" or "Tax" shall mean all taxes, charges, fees, liens, levies,
           --------------
charges, imposts, duties, withholdings or other assessments, including, without limitation, income, withholding, capital, excise, employment, occupancy, property, ad valorem, sales, transfer, recording, documentary, registration, motor vehicle, franchise, use and gross receipts taxes, imposed by the United States or any state, county, local or foreign government or any subdivision thereof. Such term shall also include any interest, penalties, fines or additions attributable to such assessments.

          "Taxing Authority" shall mean any Federal, state, local or foreign
           ----------------
governmental body or political subdivision with the power to impose Taxes.

          "Transaction Documents" shall mean this Agreement, together with the
           ---------------------
Schedules and Exhibits hereto, and each other instrument, document, certificate and agreement required or contemplated to be executed and delivered hereunder and thereunder.

          "Transfers" shall have the meaning set forth in Section 2.5.
           ---------

          "Trust" shall have the meaning set forth in the preamble to this
           -----
Agreement.

          "Working Capital Adjustment" shall have the meaning set forth in
           --------------------------
Section 2.4.

          "Year 2000 Compliant" means that the Systems and their components,
           -------------------
will operate accurately and in the manner intended, including, without limitation, with respect to the accurate processing of date/time data (including, but not limited to, calculating, comparing and sequencing), from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.


                                  ARTICLE II
                          SALE AND PURCHASE OF SHARES

    2.1  Sale and Purchase of Shares.  Subject to the terms and conditions
         ---------------------------
hereof on the Closing Date, Sellers agree to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase, good title, free and clear of Encumbrances, to the Shares, in consideration of the payment by Buyer to the Sellers of the Purchase Price.

    2.2  Payment of Purchase Price.  The Purchase Price to be paid for the
         -------------------------
Shares shall, subject to the terms and conditions contained herein, be paid by Buyer as follows:

     On the Closing Date, the Purchase Price, plus or minus the Working Capital Adjustment, minus the Excluded Assets Tax Liability, minus the Subscriber Adjustment, if any, minus the Launch Support Payment Adjustment, if any, minus the Retained Escrow Amount, if any, and plus or minus any other adjustments to be made as of the Closing Date pursuant to this Agreement shall be paid by Buyer to Sellers by wire transfer in clearinghouse funds available and credited to an account or accounts of Sellers pursuant to the wire instructions to be delivered by Sellers to Buyer no later than three (3) Business Days prior to the Closing Date, and the Retained Escrow Amount, if any, shall be paid by Buyer to the Escrow Agent by wire transfer in clearinghouse funds. The Purchase Price shall be allocated among the Sellers as set forth on Schedule 2.2 hereto.
                                               ------------

    2.3  Subscriber Adjustment.  The Purchase Price shall be decreased by the
         ---------------------
amount, if any, equal to the product of (i) $1,500 multiplied by (ii) the number by which the Equivalent Basic Subscribers as of the Closing Date is less than the Required Subscribers (the "Subscriber Adjustment"). For purposes of this Agreement, the number of Equivalent Basic Subscribers as of the Closing Date shall be determined by the quotient of (i) the sum of the Equivalent Basic Subscribers as of the end of each calendar month in 1999 preceding the month in which the Closing occurs divided by (ii) the number of calendar months in 1999 preceding the month in which the Closing occurs.

    2.4  Working Capital Adjustment.  The Purchase Price shall be (i)
         --------------------------
increased by the amount by which the Current Assets of the Company as of the Closing Date exceed the Liabilities of the Company as of the Closing Date or
(ii) decreased by the amount by which the Liabilities of the Company as of the Closing Date exceed the Current Assets of the Company as of the Closing Date, in each case determined in accordance with GAAP (the "Working Capital Adjustment").

     For purposes of the Agreement, "Current Assets" shall mean:

          (a)   Cash and cash equivalents;

          (b) Prepaid expenses relating to the Assets and the operation of the Business;

          (c) An amount equal to the sum of (i) 100% of the face amount of Accounts Receivable which have been outstanding for no more than 30 days as of the Closing Date; (ii) 90% of the face amount of Accounts Receivable which have been outstanding for more than 30 days but no more than 60 days as of the Closing Date and (iii) 0% of the face amount of Accounts Receivable which have been outstanding more than 60 days as of the Closing Date. For purposes of determining the amount of time an Account Receivable has been "outstanding", the monthly billing statements of the Business shall be deemed to be due and payable on the first day of the month during which the service for which such billing statements relate is provided.

          "Liabilities" shall mean all liabilities or obligations (direct or indirect, absolute, fixed, contingent or otherwise) of the Company as of the Closing Date, including, but not limited to, accounts payable, accrued liabilities, accrued expenses, prepaid income, debt, customer deposits and prepayments and Taxes (including Taxes relating to or otherwise arising out of transfers or distributions of Excluded Assets, to the extent that the Purchase Price has not been reduced under Section 2.5 on account of such Taxes).

    2.5  Excluded Assets Tax Adjustment.   The Purchase Price shall be
         ------------------------------
reduced by the amount of Taxes and liabilities for Taxes incurred by the Company in connection with sales and other transfers at or prior to the Closing (collectively the "Transfers") of Excluded Assets (the "Excluded Assets Tax Liability"), other than the actual amount of Taxes directly paid by Sellers prior to the Closing Date with respect to Transfers of Excluded Assets. The Excluded Assets Tax Liability shall equal the excess of (i) the Company's aggregate liability for Taxes for its short taxable year which ends on or immediately prior to the Closing Date (the "Closing Period Subchapter S Year"), over (ii) the aggregate amount of liability for Taxes to which the Company would have been subject for the Closing Period Subchapter S Year had the Company not Transferred any Excluded Assets during that period.

          Within 15 business days prior to the Closing and together with the Initial Adjustment Certificate referred to in Section 2.8A, Sellers shall deliver to Buyer a schedule (the "Company-Paid Tax Schedule") of all Taxes directly paid by the Company and/or Sellers with respect to transfers of Excluded Assets, accompanied by receipts or other supporting documentation.

     2.6  Launch Support Payment Adjustment.  The Purchase Price shall be
          ---------------------------------
decreased payments ("Launch Support Payments") received by Sellers or the Company as an inducement to the Company to enter into any programming contracts divided by (2) the total number of months that the applicable programming is required to be offered pursuant to a programming contract, multiplied by (ii) the number of months after the Closing that the applicable programming is required to be offered (the "Launch Support Payment Adjustment").

     2.7  Further Adjustment.  The Purchase Price may be increased subject to
          ------------------
and in accordance with the terms and conditions set forth on Schedule 2.7.
                                                             ------------

     2.8  Adjustments Procedure
          ---------------------

     A.   The Initial Adjustment Certificate.  No later than fifteen (15)
          ----------------------------------
Business Days prior to the Closing Date, Sellers shall deliver to Buyer Sellers' Certificate estimated as of the Closing Date ("Initial Adjustment Certificate") setting forth the number and calculation of Equivalent Basic Subscribers and all adjustments including the Subscriber Adjustment, if any, Working Capital Adjustment, the Excluded Assets Tax Liability and the Launch Support Payment Adjustment, proposed to be made at the Closing as of the Closing Date. Prior to Closing, Sellers shall provide Buyer with copies of all books and records as Buyer may reasonably request for purposes of verifying the Initial Adjustment Certificate and shall consult with Buyer's accountants and other representatives, but without limiting Sellers' obligations hereunder to certify the Initial Adjustment Certificate.

     At the Closing, all adjustments will be made on the basis of the Initial Adjustment Certificate, provided Buyer has not given notice to Sellers that, in Buyer's opinion, any of the proposed adjustments are materially incorrect. If Buyer gives notice that, in its opinion, any of the proposed adjustments are materially incorrect, and if the parties have not been able to resolve the matter prior to the Closing Date, any disputed amounts shall be paid by the party to be charged with a disputed adjustment, into escrow, and shall be held by the Escrow Agent in accordance with the Escrow Agreement until the Closing Adjustments are finally determined pursuant to Section 2.8B, at which time Sellers and Buyer shall deliver a joint written notice to the Escrow Agent setting forth appropriate instructions as to the disposition from escrow of such disputed amounts deposited thereunder, in accordance with the Escrow Agreement.

     B.   Trueup of Adjustments.  As soon as practicable after the Closing
          ---------------------
Date, and in any event within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Sellers a final calculation calculated as of the Closing Date, of all adjustments to be made as of the Closing Date including the Subscriber Adjustment, if any, the Working Capital Adjustment, and the Excluded Assets Tax Liability and the Launch Support Payment Adjustment, together with such supporting documentation as Sellers may reasonably request, (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each calculation. The Final Adjustment Certificate shall be final and conclusive unless objected to by Sellers in writing within thirty (30) days after delivery. Any such objection shall state, in reasonable detail, the nature of the objection. Sellers and Buyer shall attempt jointly to reach agreement as to the amount of all adjustments within forty-five (45) days after receipt by Buyer of such written objection by Sellers, which agreement, if achieved, shall be binding upon the parties to this Agreement and not subject to dispute or review. If Sellers and Buyer cannot reach agreement as to the amount of the closing adjustments within such forty-five (45) day period, Sellers and Buyer agree to submit promptly any disputed adjustment to Ernst & Young, or, if such firm is unable or unwilling to so act, such other nationally recognized independent public accounting firm as shall be agreed by Sellers and Buyer. Such firm shall render a decision resolving the disputed matters within sixty (60) days following submission thereto (or as soon thereafter as reasonably practicable). The determination of such firm shall be final and binding upon the parties and not subject to dispute or review. The fees and expenses of such firm shall be paid one-half by Sellers and one-half by Buyer. Any amounts due Buyer or Sellers for closing adjustments shall be paid by the party owing such amount (or, to the extent disputed amounts are held by the Escrow Agent, shall be paid by the Escrow Agent pursuant to joint written instructions of Buyer and Sellers in accordance with such final resolution) not later than five (5) Business Days after such amounts shall have become final and conclusive.

     2.9  Expenses; Sales and Transfer Taxes.  Whether or not the transactions
          ----------------------------------
contemplated by this Agreement shall be consummated, Sellers and Buyer shall pay their own expenses (including, without limitation, attorneys and accountants fees and disbursements) incident to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Sellers shall bear and pay all transfer, sales, purchase, use or similar taxes arising out of the transactions contemplated by this Agreement and any filing or recording or similar fees payable in connection with any instruments contained herein.

                                   ARTICLE III
                                 CLOSING DATE;
                 CERTAIN TRANSACTIONS TO BE EFFECTED AT CLOSING

     3.1  Closing Date.  Subject to the satisfaction or waiver of all
          ------------
conditions to Closing set forth in this Agreement, the Closing will be held on a date designated by Buyer by written notice to Sellers, which date shall be not more than 15 Business Days after all of the conditions to Closing contained in this Agreement (other than those acts to be performed at the Closing) shall have been satisfied or waived (the "Closing Date") provided, that if Buyer fails to deliver such notice to Sellers, the Closing Date shall be on the fifteenth Business Day after all conditions to Closing contained in this Agreement (other than those acts to be performed at the Closing) shall have been satisfied or waived. The Closing shall occur at 10:00 A.M. eastern standard time on the Closing Date established in accordance with this Agreement, at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022. The Closing shall be effective as of 12:01 a.m. on the Closing Date.

     3.2  Certain Transactions to be Effected at Closing.  Subject in each
          ----------------------------------------------
case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:

     A. Sellers shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer the following:

    (i) Certificates in negotiable form, with signatures guaranteed by a commercial bank, representing all of the Shares;

    (ii)  The favorable opinions dated as of the Closing Date as set forth in
Section 7.8 hereof;

    (iii) The resignations of all officers and directors of the Company effective as of the Closing Date;

    (iv) Sellers' Certificate as to the fulfillment of the conditions set forth in Sections 7.2, 7.3, 7.4, 7.5 and 7.9;

    (v) A Title Insurance binder from a responsible title insurance company of a policy committing to insure without material exception as to the title of each parcel of owned Real Property;

    (vi) A certificate as of a recent date from the appropriate office of the states of Minnesota, South Dakota, Iowa and of each other jurisdiction in which the Company is qualified to do business, as to the due formation or qualification and the good standing of the Company;

    (vii)  The Escrow Agreement duly executed by Sellers;

    (viii) Such further instruments and documents and do such other acts and things as may be required or as Buyer may reasonably request in order to effectuate the transactions contemplated by this Agreement.

    B. At the Closing, Buyer shall execute and/or deliver, or cause to be executed and/or delivered, to Sellers the following:

    (i) By wire transfer, the Purchase Price plus or minus any amount as necessary to reflect adjustments thereto as set forth in Section 2.2;

    (ii)   The favorable opinion dated as of the Closing Date as set forth in
Section 8.5 hereof;

    (iii) Buyer's certificate as to the fulfillment of the conditions set forth in Sections 8.2, 8.3 and 8.4;

    (iv) Resolutions of a manager of Buyer duly authorizing the execution, delivery and performance of this Agreement;

    (v)    The Escrow Agreement duly executed by Buyer; and

    (vi) Such further instruments and documents and do such other acts and things as may be required or as Sellers may reasonably request in order to effectuate the transactions contemplated by this Agreement.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers, jointly and severally, hereby represent and warrant to Buyer, which representations and warranties, together with all other representations and warranties of Sellers in this Agreement, shall be true and correct as of the Closing Date as if expressly restated on said date.

    4.1  Organization and Qualification.  The Company is a corporation, duly
         ------------------------------
organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has all requisite power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business. The Company is duly qualified or licensed to do business and is in good standing under the laws of South Dakota and Iowa and in each other jurisdiction where the Assets owned by the Company are located or the Business of the Company is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on any of the Company, the Assets, the System or the Business, on the validity, binding effect or enforceability of this Agreement and each other Transaction Document to which it is a party, or on the ability of Sellers to perform their obligations under this Agreement and each other Transaction Document to which they are a party.

     4.2  Business of the Company.  Since October 1, 1995, the Company has not
          -----------------------
conducted the Business through, and at Closing none of the Assets will be held or owned by, any subsidiary, Affiliate or other entities. At the Closing the Company will have no subsidiaries.

    4.3  Articles and By-laws.  Sellers have heretofore delivered to Buyer true
         --------------------
and accurate copies of the Company's Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of Minnesota on March 25, 1999, and the by-laws of the Company certified by the Secretary of the Company, neither of which have since been changed, modified or recinded.

    4.4  Capitalization of the Company.  The authorized capital stock of the
         -----------------------------
Company consists of 1,000 shares of common stock, par value of $0.10 per share, 80 of which are issued and outstanding. Sellers own, and the Shares represent, all of the issued and outstanding shares of the Company. All of the issued and outstanding shares of the Company are validly issued, fully paid and non-assessable. Except as set forth above and except for the Phantom Equity Interests, there are no outstanding: (a) securities convertible into or exchangeable for the Company's capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of the shares of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

    4.5  Sellers' Authority.  (a)  Sellers represent and warrant that (i) they
         ------------------
are the owners of the Shares; (ii) all of the Shares are duly authorized, fully paid and non-assessable; (iii) there are no options, warrants or commitments relating to the Shares except for the Phantom Equity Interests; and (iv) there are no contracts, commitments, agreements, arrangements, understandings or restrictions to which any Seller is a party, or by which any Seller is bound, relating to any of the Shares except for the Phantom Equity Agreement. Sellers further represent and warrant that Sellers have no option, warrant or other right to acquire additional shares of the Company, and that all of the Shares are owned and held by Sellers free and clear of any Encumbrance. Sellers further represent and warrant that upon consummation of the transactions contemplated by this Agreement, Buyer will receive good and marketable title to the Shares.

          (b) Sellers further represent and warrant that Kara and Charles have the right and capacity to execute, deliver and perform this Agreement, and the transactions contemplated hereby constitute their valid and binding agreement, enforceable against them in accordance with the terms hereof.

          (c) Sellers further represent and warrant that James Abbott is the only trustee under the Trust required to execute this Agreement; that James Abbott has the full power and due authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby on behalf of the Trust. Upon the signing and delivery of this Agreement, this Agreement will be legally binding upon the Trust enforceable against the Trust in accordance with all of its terms and provisions.

    4.6  Authority and Validity.  Sellers have full power and authority to
         ----------------------
execute and deliver this Agreement and each other Transaction Document to which they are a party and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which they are a party. The execution and delivery of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated by this Agreement and each other Transaction Document by Sellers have been duly and validly authorized by all necessary action on the part of Sellers. This Agreement has been, and each of the other Transaction Documents to which Sellers are a party will be on or prior to the Closing, duly and validly executed and delivered by Sellers and constitutes, and this Agreement and each of the other Transaction Documents to which they are a party will constitute, on or prior to the Closing, a valid and binding obligation of Sellers, enforceable against each of the Sellers in accordance with their respective terms.

    4.7  Consents and Approvals:  No Violation.
         -------------------------------------

    A. Except for (i) the Consents and (ii) filings, waivers, approvals, actions, authorizations, qualifications and consents which, if not made or obtained, would not, individually or in the aggregate, have a material adverse effect on any of the Company, the Assets, the Systems, the Business, Sellers ability to perform their obligations under this Agreement or any of the other Transaction Documents to which they are a party or, to the best of Sellers' knowledge, Buyer's ability to cause the Company to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by the Company, no consent, waiver, approval, action or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by any of the Sellers or the Company in connection with the execution, delivery and performance by Sellers of this Agreement or any of the other Transaction Documents to which they are a party.

     B. Except for the Consents and the matters covered by the exceptions in clause (ii) of Section 4.7A, the execution, delivery and performance of the
               ------------
Transaction Documents by Sellers do not and will not: (i) violate or conflict with any provision of the Will dated June 3, 1982 of Roger E. Zylstra (the "Will") or the trusts created thereunder, or the Company's certificate of incorporation or by-laws; (ii) violate any Legal Requirement; or (iii) (A) violate, conflict with, or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person),
(B) permit or result in the termination, suspension or modification of, (C) result in the acceleration of (or give any Person the right to accelerate) the performance of Sellers or the Company under, or (D) result in the creation or imposition of any Encumbrance under, any Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Sellers or the Company are a party or by which Sellers or the Company or any of the Assets are bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations referenced in clauses (ii) and (iii) above which would not, individually or in the aggregate, have a material adverse effect on any of the Company, the Assets, the Systems, the Business, or Sellers' ability to perform its obligations under the Transaction Documents to which they are a party or, to the best of Sellers' knowledge, Buyer's ability to cause the Company to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by the Company.

 4.8  Title.
      -----

   A. At Closing, the Assets will be free and clear of any Encumbrances, except Permitted Encumbrances. Except as set forth on Schedule 4.8, the Company has not signed any Uniform Commercial Code financing statement or any security agreement or mortgage or similar agreement authorizing any Person to file any financing statement or claim any security interest or lien with respect to any of the Assets. Except as set forth on Schedule 4.8, the Company owns all
                                      ------------
tangible personal properties which are necessary to permit the operation of the Systems by Buyer in substantially the same manner as currently operated and all such properties are included within the Assets free and clear of all Encumbrances.

   B. At the Closing the Company will have no properties or assets other than the Assets used or held for use in the Business, and the Assets include all Equipment, Contracts, Governmental Permits and other property and assets necessary for the conduct of the Business in the ordinary course of business in substantially the same manner as conducted prior to the Closing Date.

   4.9  Real Property.  Schedule 4.9 sets forth a list and description of all
        -------------   ------------
Real Property owned, leased, occupied or used by the Company, and is true, complete and accurate in all material respects. The Company has, or will have at Closing, title in fee simple, or shall hold the leasehold interests in the case of leaseholds, to all Real Property including Real Property hereafter acquired, in each case free and clear of any Encumbrances, except for Permitted Encumbrances. At the Closing, the Company shall have (i) good and marketable fee simple title to all owned Real Property free and clear of any and all Encumbrances (except for Permitted Encumbrances), and (ii) its leasehold interests in and to all leased Real Property free and clear of any and all Encumbrances (except for Permitted Encumbrances). There are not pending or, to the best of Sellers' knowledge, threatened, any condemnation actions or special assessments or any pending proceedings for changes in the zoning with respect to such Real Property or any part thereof and neither Sellers nor the Company has received any notice of the desire of any public authority or other entity to take or use any Real Property or any part thereof. All structures on the Real Property are structurally sound and in good operating condition and repair (reasonable wear and tear excepted). Each parcel of Real Property has access (either direct or by an easement included among the Assets) to all public roads, utilities, and other services necessary for the operation of the relevant System with respect to such parcel. The Company has complied with all notices or orders to correct violations of Legal Requirements issued by any Governmental Authority having jurisdiction against or affecting any of the Real Property. All leases and subleases pursuant to which any of the Real Property is occupied or used are set forth on Schedule 4.9 and such leases and subleases are valid, subsisting,
             ------------
binding and enforceable in accordance with their respective terms and there are no existing defaults thereunder or events that with notice or lapse of time or both would constitute defaults thereunder. The Company has not nor, to the best of Sellers' knowledge, has any other party to any contract, lease or sublease relating to any Real Property given or received notice of termination, and, to the best of Sellers' knowledge, subject to the receipt of any necessary Consents, the consummation of the transactions contemplated by this Agreement will not result in any such termination. The Company is not nor will it be, as a result of the transactions contemplated by this Agreement, with the giving of notice or the passage of time or both, in breach of any provision of any contract, lease or sublease relating to any Real Property. All easements, rights-of-way and other rights which are necessary for the Company's current use of any Real Property are valid and in full force and effect, and neither Sellers nor the Company has received any notice with respect to the termination or breach of any of such easements, rights-of-way or other similar rights.

    4.10 Financial Statements.
         --------------------

    A. Sellers have delivered to Buyer correct and complete copies of the Company's (i) audited balance sheets and related statements of income, changes in stockholder's equity and statements of cash flows for the years ended December 31, 1997 and December 31, 1998, including the detail supporting such financial statements and (ii) unaudited balance sheets and related statements of operations, for the three-month period ended March 31, 1999, including the detail supporting such financial statements (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with the books and records of the Company and (ii) fairly present the financial condition and the results of operations and cash flows of the Company as of and for the respective periods ended on such dates, all in conformity with GAAP consistently applied throughout such periods, with no material difference between such financial statements and the financial records maintained by the Company. Sellers have delivered to Buyer correct and complete copies of all material filings made to Governmental Authorities with respect to the Systems for the years 1996, 1997, 1998 and 1999 to date.

    B. Since December 31, 1998, (i) the Business has been operated only in the ordinary course; (ii) except as disclosed on Schedule 4.29, there has been no
                                             -------------
material adverse change in, and no event has occurred which, individually or in the aggregate, could result in any material adverse change in the business, operations, prospects, financial condition, or results of operations of the Business, other than changes affecting the United States economy in general or the cable television industry in general; (iii) other than the transfer of the Excluded Assets, there has been no sale, assignment or transfer of any material assets or properties related to the Systems, or any theft, damage, removal of property, destruction or casualty loss which might be expected to materially adversely affect the Company, the Business or the Systems; (iv) there has been no amendment or termination of any Governmental Permit or any Contract material to the conduct of the Business; (v) there has been no waiver or release of any right or claim of the Company against any third party; (vi) there has been no material labor dispute or union activity with respect to or by the Company's employees which affects the operation of the Systems; and (vii) there has been no agreement by the Company to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

    4.11 Legal Proceedings.  Except as set forth on Schedule 4.11, there is no
         -----------------                          -------------
judgment or order outstanding, or any action, suit, arbitration, proceeding, controversy or investigation by or before any Governmental Authority pending, or to the best of Sellers' knowledge, threatened, involving or affecting the Company, the Systems, the Assets or the Business, which, if adversely determined, would have a material adverse effect on the Company, the Systems, the Assets or the Business or would impair the ability of Sellers to perform their obligations under this Agreement or any of the other Transaction Documents to which they are a party. The Company is not in default or violation, and no event or condition exists which, with notice or lapse of time or both, could become or result in a default under or a violation of, any judgment or order of any Governmental Authority.

    4.12 Certain Employment and Employee Benefit Matters.  The Company has no
         -----------------------------------------------
employees and all persons conducting the Business of the Company are employees of Abbott Co. (the "Employees") pursuant to that certain Management Agreement dated January 12, 1987 between Yankton Cable TV, Ltd., Canton Cable TV, Ltd., Vermillion Cable TV, Ltd., the Company and Abbott Co. Accordingly, the Company has no, and no action or event has occurred that would cause the Company to have any, liabilities under ERISA or similar laws with respect to employee benefit plans of the Company regarding employees of the Business. There are no unions representing Employees and no labor disputes pending between the Company and any of the Employees. The Company and Abbot Co. have complied in all respects with all Legal Requirements relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other Taxes, and the Company is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Schedule 4.12 sets forth the names, job descriptions and present
                -------------
annual rates of compensation, including the length of time such Employee has been with Abbott Co., whether such Employee is full-time or part-time, any bonus or other direct or indirect compensation and employee benefits, of all personnel of Abbott Co., and any employment agreements, commitments, arrangements or understandings, written or oral, affecting such personnel. Sellers and Abbott Co. shall indemnify and hold the Company and Buyer harmless from and against any and all loss, cost, expense, liability and claims brought against the Company and/or Buyer by an Employee of Abbott Co. and/or an employee conducting the business of the Company as a result of such employment, an ERISA claim or otherwise.

    4.13  Characteristics of the Systems.
          ------------------------------

    A. The Systems include (prior to the Yankton rebuild) approximately 279 but not more than 300 miles of energized cable plant, of which approximately 200 but not more than 215 miles are of underground construction, and includes approximately 21,000 "homes passed" by energized cable. As used herein "homes passed" shall mean a house or other residential unit that can be legally serviced by the Systems by using no more than 150 feet of drop cable. The average number of Equivalent Basic Subscribers for the four (4) months ended April 30, 1999 is not less than 14,571. There are no pending complaints by Equivalent Basic Subscribers or other users of the Systems, other than such complaints as are received from time to time in the ordinary course of business.

    B.   Schedule 4.13 sets forth accurately and completely the following
         -------------
information as of February 28, 1999, with respect to the Systems:

         (1) a description of the Systems' physical plant, including with reasonable detail, headend trunk line and feeder cable, transmitting and receiving equipment and capacity and other electronic equipment;

         (2) an inventory of equipment and supplies on hand, including without limitation converters, accurate and complete in all material respects;

        (iii) the approximate number of Equivalent Basic Subscribers;

        (iv)  a listing of all communities included within the Franchise Areas;

        (v) basic, pay, audio and ancillary services offered, all rates charged currently and for the prior three (3) years for each such service or package or tier of services and the number of subscribers to each such service or package or tier of services paying each such rate and all benchmark rates for the Systems;

        (vi) all broadcast and nonbroadcast programming carried by each System, the channel capacity of each System, the station or signals carried, with a breakdown as to each signal as between satellite and off-air reception, current channel and frequencies utilized (including Systems radius and designated coordinates reported to the FCC);

        (vii) installation charges, where applicable;

        (ix) a description in reasonable detail of all present marketing programs, policies and practices, the Company's past practices with respect to marketing programs, policies and practices, and programs and policies which are expected to be implemented prior to the Closing Date and all rate increases proposed to be implemented (including dates of implementation) prior to the Closing Date;

        (xii) a description of all present customer service policies, practices and procedures;

        (x) all FCC call signals and licenses, including, but not limited to, business radios, earth stations and microwave;

        (xi) a description of all repair, manufacturing, assembly and equipment enhancement activities engaged in by the Company;

        (xii) all retransmission agreements and must carry elections required in the operation of the Systems; and

        (xiii) detailed maps of the Systems.

     4.14 Finders; Brokers and Advisors.  Except for the engagement of Daniels &
          -----------------------------
Associates, with respect to which Sellers shall have sole responsibility for the payment of all amounts owed, neither Sellers nor the Company have employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement and Sellers have no knowledge of notice of any claim or basis for any claim for payment of, or any unpaid liability to any Person for any fees or commissions or like payments with respect to the negotiations leading to this Agreement or the consummation of any of the transactions contemplated by this Agreement.

    4.15 Tax Matters.
         -----------

    A. The Company has as of the date hereof, and will have as of the Closing Date, timely filed in proper form all Tax Returns and all other reports that are required to be filed as of the date hereof, or which are required to be filed on or before the Closing Date, as the case may be, and all such Tax Returns were prepared in good faith and are accurate and complete in all material respects, and, to the best of Sellers' knowledge, there is no basis for assessment of any addition to any Taxes shown thereon. Except as set forth on Schedule 4.15, all
                                                             -------------
Taxes due or payable by the Company on or before the date hereof or the Closing Date, as the case may be, (including any Taxes, liabilities or amounts owing resulting from liability of the Company as the transferee of the assets of, or successor to, any other corporation or entity or resulting by reason of the Company having been a member of any group of corporations filing a consolidated, combined or unitary Tax Return) have been or will be timely paid, except to the extent any such Taxes (as set forth as of the date hereof on Schedule 4.15) are
                                                             --------------
being contested in good faith by appropriate proceedings by the Company and for which adequate reserves for any disputed amounts shall have been established in accordance with GAAP. Except as set forth on Schedule 4.15, as of the date
                                              -------------
hereof, there has been no Tax examination, audit, proceeding or investigation of the Company, or with respect to the assets, the Systems or the Business, by any relevant Taxing Authority, and the Company does not have any outstanding Tax deficiency or assessment. Except as set forth on Schedule 4.15, there are no
                                                 -------------
pending or, to the best of Sellers' knowledge, threatened actions, audits, examinations, proceedings or investigations by any relevant Taxing Authority with respect to the Company, the Assets, the Systems or the Business. There is no outstanding request for an extension of time within which to pay any Taxes with respect to the Company, the Assets, the Systems or the Business. There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes with respect to the Company, the Assets, the Systems or the Business. Abbott Co. has withheld and paid in a timely manner to all relevant Taxing Authorities all payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and paid.

    4.16 Equipment.  Schedule 4.16 contains a list of all Equipment used or held
         ---------   -------------
for use by the Company in the operation of the Business. Except as set forth on
Schedule 4.16, the Equipment is and will be at Closing in good operating
-------------
condition and repair (reasonable wear and tear excepted) and fit for the purpose it is being used.

    4.17 Governmental Permits; Contracts.
         -------------------------------

    A.   Schedule 4.17 contains a complete list of all Governmental Permits and
         -------------
a complete list of all Contracts. Each Governmental Permit and Contract is in full force and effect, binding and enforceable in accordance with its terms, and is valid under and complies in all respects with all applicable Legal Requirements. Except as set forth on Schedule 4.17, the Company is the
                                     -------------
authorized legal holder of all Governmental Permits.  Except as set forth on

Schedule 4.17, neither the Company nor to the best of Sellers' knowledge, any
-------------
other party to any Governmental Permit or Contract is in default thereunder or has given or received notice of termination, cancellation, dispute or default or, to the best of Sellers' knowledge, has taken any action inconsistent with the continuance of any Governmental Permit or Contract. Except for Contracts shown as oral contracts and described in all material respects on Schedule 4.17, true, correct and
                                          -------------
complete copies of each Governmental Permit and Contract have been delivered to Buyer and its representatives, and with respect to those Governmental Permits and Contracts executed after the date hereof, copies will be delivered to Buyer promptly following such execution and in any event prior to the Closing Date.

    B. No approval, application, filing, registration, consent or other action of any Governmental Authority is required to enable the Company to take advantage of the rights and privileges intended to be conferred by any Governmental Permits, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not have an adverse effect on the Company. None of the Sellers nor the Company has received any notice from the granting Governmental Authority with respect to any breach of any covenant under, or any default with respect to, any Governmental Permits, which default has not been cured.

    4.18 Insurance.  The Company has in force policies of insurance with respect
         ---------
to the Company, the Assets and the Business and all bonds required to be obtained by the Company with respect to the Business, including without limitation all bonds required by Governmental Permits and Contracts, as set forth on Schedule 4.18. All insurance policies are adequate, in accordance with
         -------------
prevailing cable industry practices, to insure fully, less standard deductibles, against all risks to which the Company and the Assets are exposed in the operation and conduct of the Business. At no period of time did the Company lack any such insurance coverage. Schedule 4.18 is true, complete and accurate and
                             -------------
the insurance policies and bonds referred to therein are in full force and effect (free from any right of termination on the part of the insurance carriers or bonding agencies), and neither Sellers nor the Company has received any notice of non-renewal or cancellation of such insurance policies or bonds. The Company will maintain such insurance policies and bonds in full force and effect up to and including the Closing Date, and will furnish Buyer evidence thereof. All claims, if any, made against the Company which are covered by insurance are listed on Schedule 4.18 and are being defended by the insurers. To the best of
          -------------
Sellers' knowledge, there is no basis upon which any insurance carriers may disclaim coverage under any of the insurance policies referred to on Schedule
                                                                     --------
4.18.
----

    4.19 Hazardous Substances and Environmental Matters.  (i) The Real Property
         ----------------------------------------------
is free of all asbestos containing building materials susceptible to becoming airborne; (ii) there has been no reportable quantity of any Hazardous Substance on the Real Property which remains on the Real Property, except for such substances that are in such amounts (which are not of a reportable quantity under any applicable environmental laws) and of the type typically (A) found in commercial cleaning products or standard office supplies of businesses similar to the Business or (B) used by cable system operators in the operation and maintenance of vehicles, nor has any reportable quantity under applicable legal requirements of any Hazardous Substance been released into, on, over or under the Real Property; (iii) the Company is, and has been, in compliance with all Legal Requirements relating to the environment with respect to the Assets and the operation of the Business and the Systems; (iv) the Business is capable of continued operation in compliance with all Legal Requirements relating to the environment; (v) no Hazardous Substances have been treated, stored or disposed of on, under or in the Real Property, except for such substances that are in such amounts and of the type typically (A) found in commercial cleaning products or standard office supplies of businesses similar to the Business or (B) used by cable system operators in the operation and maintenance of vehicles; and (vi) none of the Sellers nor the Company has received any notice from any Governmental Authority indicating that the Real Property or any real property adjacent thereto has been or may be placed on any federal or state "Superfund" or "Superlien" list. For these purposes, the term "Hazardous Substances" includes any substance heretofore or hereafter designated as "hazardous" or "toxic," including, without limitation, petroleum and petroleum related substances, or having characteristics identified as "hazardous" or "toxic" under any Legal Requirement including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and
                                     ------
Recovery Act, 42 U.S.C. Section 6901, et seq., the Federal Water Pollution
                                      ------
Control Act, 33 U.S.C. Section 1247, et seq., the Clean Air Act, 42 U.S.C.
                                     ------
Section 2001, et seq., and the Community Right to Know Act, 42 U.S.C. Section
              -- ---
11001, et seq., all as amended.
       -- ---

    4.20 Accounts Receivable.  The Accounts Receivable have not been assigned to
         -------------------
or for the benefit of any other Person. The Accounts Receivable reflected in the Financial Statements and Monthly Financial Statements and all Accounts Receivable arising after the dates thereof up to and including the Closing Date (to the extent not heretofore or theretofore collected) arose and will arise from bona fide transactions in the ordinary course of business and the Accounts Receivable are, and will be, fully collectible, less allowance for doubtful accounts.

    4.21 Systems Compliance.
         ------------------

    A. The Company and the Systems are in compliance with all applicable Legal Requirements, including without limitation, the Communications Act, the Copyright Act, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing Systems registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy. Without limiting the generality of the foregoing and except as set forth in Schedule 4.21 hereto:
                                     -------------

         (i)   the Franchises Areas have been registered with the FCC;

         (ii) all of the annual performance tests on the Systems required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

         (iii) the Systems concurrently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

          (iv) the Systems are being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index);

           (v) where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in the Systems and the Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by the Systems have been obtained); and

           (vi) all notices to subscribers of the Systems required by the rules and regulations of the FCC have been provided.

     B. All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act and under the rules of the Copyright Office with respect to the carriage of off-air signals by the Systems have been properly completed and duly filed, and the proper amount of copyright fees have been paid on a timely basis, and the Systems qualify for the compulsory license under Section 111 of the Copyright Act.

     C. The carriage of all television station signals (other than satellite super stations) by the Systems are permitted by valid retransmission consent agreements or by must-carry elections by broadcasters.

     D. The Company is in compliance with its obligations with regard to protecting the privacy rights of any past or present customers of the Systems.

     E. The Assets are adequate and sufficient for all of the current operations of such Systems.

     F.   Except as set forth on Schedule 4.29, the Systems are not subject to
                                 -------------
effective competition as of the date hereof.

     G. No Governmental Authority has notified the Company of its application to be certified to regulate rates with respect to the Systems as provided in 47 C.F.R. Section 76.910.

     H. No Governmental Authority has notified the Company that it has been certified and has adopted regulations required to commence regulation with respect to the Systems as provided in 47 C.F.R. Section 76.910(c)(2).

     I. Except to the extent that a Governmental Authority regulates rates pursuant to the Rate Regulation Rules, the Systems may continue to charge their current rates in compliance with the Communications Act and the Rate Regulation Rules.

     J. The Systems are otherwise in material compliance with the Communication Act and the Rate Regulation Rules.

     K.   No reduction of rates or refunds to subscribers is required hereunder.

      L. The Company is in compliance with its obligations under 47 C.F.R. Part 17 concerning the construction, marking and lighting of antenna structures used by the Company in connection with the operation of the Systems.

      M. To the best of Sellers' knowledge, the Systems, including, without limitation, all computer hardware, software and embedded micro controllers in non-computer equipment involved in the Systems, are Year 2000 Compliant as of the date hereof; provided, however, that if any components of the Systems is not Year 2000 Compliant as of the date hereof the Company or the Sellers shall cause the Systems to be Year 2000 Compliant prior to the Closing Date. Sellers shall deliver to Buyer at the Closing evidence that the Systems are Year 2000 Compliant in the form of written confirmation from the appropriate manufacturer or services of the applicable Systems component.

      4.22 Intangibles.  The Company owns or possesses royalty free licenses or
           -----------
other rights to use all Intangibles necessary to the operation of the Business as presently conducted without any conflict with, or infringement of, the rights of others. There is no claim pending or, to the best of Sellers' knowledge, threatened with respect to any such Intangibles. Schedule 4.22 contains a true,
                                                 -------------
correct and complete list of all Intangibles which are material to the operation of the Systems.

      4.23 No Other Consents.  The Company has obtained and is in compliance
           -----------------
with all consents, approvals, authorizations, waivers, orders, licenses, certificates, permits and franchises from, and has made all filings with, any Governmental Authority and other Persons required for the operation of the Systems as presently operated, all of which are in full force and effect and enforceable in accordance with their respective terms and comply with all applicable Legal Requirements. Except as set forth on Schedule 4.23, no consent,
                                                      -------------
authorization, approval, waiver, order, license, certificate or permit of or from or declaration or filing with any Governmental Authority or other Person is necessary to preclude any cancellation, suspension, termination or as reformation of any Governmental Permit or Contract.

    4.24 No Undisclosed Liabilities.  Except as and to the extent set forth on
         --------------------------
Schedule 4.24, the Company does not have any liability or obligation (direct or
--------------
indirect, absolute, fixed, contingent or otherwise) which was not reflected or reserved on the Financial Statements or Monthly Financial Statements (including but not limited to liability for Taxes for periods prior to or as of the Closing Date), and the Company has not incurred any such liability or obligation since the last day of the last Monthly Financial Statement, other than in the ordinary course of business.

    4.25 Liabilities to Subscribers.  There are no obligations or liabilities to
         --------------------------
subscribers of the Systems except with respect to (i) prepayments or deposits made by such subscribers as set forth in the Financial Statements or Monthly Financial Statements or, since the last day of the Monthly Financial Statements incurred in the ordinary course of business consistent with past practices and
(ii) the obligation to supply services to subscribers in the ordinary course of business in accordance with and pursuant to the terms of the Governmental Permits.

    4.26 Restoration.  No property of any Person has been damaged, destroyed,
         -----------
disturbed or removed in the process of construction or maintenance of the Systems, which has not been, or will not be, prior to the Closing, repaired, restored or replaced, and as to which an adequate reserve has not been established by the Company.

    4.27 Condition and Transfer of Tangible Property.  The tangible personal
         -------------------------------------------
property of the Company has been installed, operated and maintained in all respects in accordance with the requirements of (i) all applicable Governmental Permits and Contracts and (ii) technical standards and Legal Requirements of any Governmental Authority or regulatory authorities. The Systems are or shall be at Closing capable of delivering in the ordinary course of business to all subscribers cable television services (including a visual transmission) in compliance with all applicable Governmental Permit requirements.

    4.28 Inventory.  The Company has, and at the Closing will have, an inventory
         ---------
of spare parts and other materials relating to the Systems of the type and nature and maintained at a level consistent with past practices and otherwise in accordance with cable Systems industry practices.

    4.29 Overbuilds.  Except as set forth in Schedule 4.29, (i) no construction
         ----------                          -------------
programs have been undertaken, or to Sellers' knowledge, are proposed or threatened to be undertaken, by any municipality or other cable television, multichannel multipoint distribution Systems or multipoint distribution Systems provider or operator in any Franchise Area served by the Systems; and (ii) no franchise or other application or request of any person is pending or to Sellers' knowledge, threatened or proposed which relates to, or which could adversely affect the Systems. Except as set forth on Schedule 4.29 the Company
                                                      -------------
is not, nor is an Affiliate of the Company, a party to any agreement restricting the ability of a third party to operate cable television Systems in the Franchise Areas.

   4.30 Certain Programming Arrangements and Relationships. Except as set forth
        --------------------------------------------------
on Schedule 4.30, the Company is not a party to any programming contract with
   -------------
any Person providing for any exclusive arrangement with respect to the provision of programming to the Company or the Systems. Except as set forth on Schedule
                                                                     --------
4.30, neither the Company nor any of its Affiliates has any affiliation with
----
(other than on a third party basis), equity interest in, profit participation in, contractual right to acquire any such interest or participation, or any other relationship with any Person that provides programming to the Systems.
The Company has not entered into any arrangement with any community groups or similar third parties restricting or limiting the types of programming which may be shown on the Systems.

    4.31 Indebtedness.  The Company is not in default with respect to any term
         ------------
or condition of any instrument, agreement or arrangement pursuant to which any person has borrowed any money, incurred any indebtedness (including capitalized leases or as guarantor or surety) or established any line of credit which represents a liability (or contingent liability) of the Company.

    4.32 Books and Records.  All business records of the Company are complete in
         -----------------
all material respects. The minute books of the Company contain a complete and accurate record of all meetings of its board of directors and shareholders. The books of account of the Company have been and are kept complete and current.

    4.33 Banking Facilities.  Schedule 4.33 attached hereto is a list of each
         ------------------
bank and safety deposit facility in which the Company has an account or safety deposit box, and the names of all persons authorized to draw thereon or to have access thereto.

    4.34 Powers of Attorney and Suretyships.  Except as set forth in Schedule
         ----------------------------------                          --------
4.34 hereto, the Company has no presently effective powers of attorney, nor has
----
any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, indorser, comaker, indemnitor or otherwise with respect to any obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

   4.35 No Agreements among Sellers and the Company.   Except as set forth in
        -------------------------------------------
Schedule 4.35 hereto, as of the date hereof, there exists no agreements, written
-------------
or oral, by and among the Sellers and the Company with respect to the Business, the Assets or otherwise.

   4.36 Disclosure.  No representation or warranty by Sellers contained in this
        ----------
Agreement (including the exhibits and schedules hereto), and no statement contained in any document, certificate or other instrument furnished to Buyer by or on behalf of Sellers pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except for matters affecting the cable television generally, there is no fact known to any of the Sellers which could materially adversely affect the Company, the Systems or the Assets which has not been set forth in the Agreement, or the Schedules attached hereto.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows, which representations and warranties, together with all other representations and warranties of Buyer in this Agreement, shall be true and correct as of the Closing Date as if expressly restated on said date:

    5.1  Organization and Qualification.  Buyer is a limited liability company
         ------------------------------
duly formed validly existing and in good standing under laws of the State of New York. Buyer has all requisite power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the assets owned by it are located and its business is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on its ability to perform its obligations hereunder and consummate the transactions contemplated hereby.

   5.2  Authority and Validity.  Buyer has full power and authority to execute
        ----------------------
and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement and each other Transaction Document to which Buyer is a party and the consummation of the transactions contemplated by this Agreement and each other Transaction Document to which it is a party have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been, and each of the other Transaction Documents to which Buyer is a party will be on or prior to the Closing, duly and validly executed and delivered by Buyer and constitutes, and this Agreement and each of the other Transaction Documents to which it is a party will constitute on or prior to the Closing, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

    5.3  No Breach or Violation.
         ----------------------

    A. Except for (i) any consents that will be obtained or waived on or prior to the Closing Date, (ii) filings and consents which, if not made or obtained, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and (iii) any Required Consents to the transfer to Buyer of any of the Governmental Permits, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which it is a party.

    B. Except with respect to any consents or filings covered by the exceptions in clauses (i)-(iii) of Section 5.3A, the execution, delivery and
                                   ------------
performance of this Agreement and the other Transaction Documents to which Buyer is a party do not and will not: (i) violate or conflict with any provision of Buyer's operating agreement or articles of organization; (ii) violate any Legal Requirement; or (iii) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

    5.4  Litigation.
         ----------

    A. There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, in any court or before any Governmental Agency, or before any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party or declare unlawful the transactions or events contemplated by this Agreement and the other Transaction Documents to which Buyer is a party or cause any of such transactions to be rescinded.

    B. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting Buyer or any of its Affiliates which would hinder or delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which Buyer is a party.

    5.5  Finders; Brokers and Advisors.  Buyer has not employed any financial
         -----------------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement and Buyer is not aware of any claim or basis for any claim for payment of, or any unpaid liability to any Person for any fees or commissions or like payments with respect to the negotiations leading to this Agreement or the consummation of any of the transactions contemplated by this Agreement, except with respect to the obligations of Sellers referred to in Section 4.14.


                                   ARTICLE VI
                             ADDITIONAL COVENANTS

    6.1  Access to Premises and Records.  Between the date of execution and
         ------------------------------
delivery of this Agreement and the Closing Date, Sellers will, and will cause the Company to, give Buyer and its representatives, during normal business hours and with reasonable prior notice, access to the books and records, contracts and commitments of the Company, the Business and to the Assets and will furnish to Buyer and its representatives such information regarding the Company, the Business and the Assets as Buyer may from time to time reasonably request. Without limiting the generality of the foregoing, Buyer shall have access to all documents information, books, records and employees necessary to permit Buyer to verify, to its reasonable satisfaction, the representations and warranties of the Sellers contained herein, including without limitation that (i) all offset frequencies relating to the Systems are in place, and (ii) the Systems is otherwise in compliance with all applicable Legal Requirements, in each case to the extent represented and warranted in Section 4.21, and Buyer shall be
                                        ------------
permitted to conduct (if it so desires) a signal leakage rideout and follow up and such other tests as Buyer shall deem necessary to verify the foregoing. Sellers shall give Buyer prompt written notice of (i) any material adverse change in the condition of any of the Company, the Assets or the Systems or any material change in any of the information contained in the representations and warranties of Sellers or information otherwise furnished to Buyer which occurs after the date hereof and (ii) any claim, action, investigation or proceeding threatened in writing or initiated relating to any rate then being charged by the Company for any service provided by the Systems or the carriage of or failure to carry any television broadcast signal. During such period, Sellers and the Company shall consult with Buyer and keep Buyer fully informed at all times regarding any hearings or developments relating to any such claim, action, investigation or proceeding. No such furnishing of information to Buyer and no investigation by Buyer shall affect Buyer's right to rely on, or Sellers' liability with respect to, any representation or warranty made in this Agreement.

    6.2  Continuity and Maintenance of Operations. Except as specifically
         ----------------------------------------
permitted or required by this Agreement or by any Legal Requirement, Sellers shall cause the Company to, and the Company shall:

    A. Operate the Business in the ordinary course consistent with past practices, including without limitation, its billing, promotional and marketing practices and preserve any beneficial business relationships with customers, suppliers, employees, Governmental Authorities and others having business dealings with the Company relating to the Business;

    B. Maintain the Assets, including the plant and Equipment related thereto, in good operating condition (normal wear and tear excepted), and implement any capital expenditures required in connection with such maintenance;

    C. Maintain all bonds and casualty and liability insurance relating to the Systems as in effect on the date of this Agreement;

    D. Keep all of its business books, records and files relating to the Systems in the ordinary course of business in accordance with past practices, and pay, consistent with past practices ( but in all events within 60 days), all accounts payable and other debts, liabilities and obligations relating to the Systems;

    E. Continue to implement its procedures for disconnection and discontinuance of service to System subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

    F. Not sell, transfer or assign any Assets, other than the Excluded Assets or on an arms-length basis in the ordinary course of business consistent with past practices;

    G. Not permit the amendment or cancellation of any of the Governmental Permits, Contracts or any other contract or agreement which materially affects or is applicable to the Systems or the Business;

    H. Except as otherwise agreed by Buyer and Sellers, not enter into any contract or commitment for the acquisition of goods or services relating to the Systems or the Business, the performance of which will not be completed by the Closing Date or involving an expenditure in excess of $5,000;

    I. Not take or omit to take any action that would cause Sellers to be in breach of any of its representations or warranties in this Agreement;

     J. Maintain inventories of equipment, cable and supplies at normal levels consistent with past practice and good industry standards;

     K. Not increase the compensation or change any benefits available to director, officer or employees of the Company except as required pursuant to existing written agreements or except in the ordinary course of business consistent with past practice;

     L. Report and write off Accounts Receivable in accordance with past practices;

     M. Withhold and pay when due all Taxes relating to employees of the Business, the Assets, the Business and/or the Systems;

     N. Not create, assume or permit to exist any Encumbrance (other than Permitted Encumbrances) on any of the Assets, other than those Encumbrances existing on the date hereof;

      O. Maintain service quality of the Systems at a level at least consistent with past practices;

      P. File with the FCC all reports required to be filed under applicable FCC rules and regulations, and otherwise comply with all Governmental Permits and Legal Requirements with respect to the Systems;

      Q. Not implement any new marketing program, policy or practice other than as described on Schedule 4.13, or implement any rate change, retiering or repackaging;

      R.  Not increase the channel capacity of the Systems;

      S.  Not make any change in its Articles of Incorporation or By-laws;

      T. Not make any change in its authorized or issued capital stock, including treasury stock;

      U. Not grant any option, authorize or issue any warrant, scrip or subscription right to make any call, or make any redemption or commitment of any nature with respect to its authorized or issued stock including treasury stock;

      V. Provided such payments or distributions would not result in the failure to comply with the other provisions of this Section 6.2, not declare, set aside or pay any dividend or make any other distribution with respect to its stock in excess of $50,000 per month;

      W. Not enter into any collective bargaining, bonus, stock-option, profit-sharing, compensation, pension, welfare, retirement, employment or similar agreement except where required by Law or approved by Buyer;

      X. Not lend any money or, other than with respect to draws on existing lines of credit of the Company, borrow any money;

      Y. Except as otherwise agreed by Buyer and Sellers, not make or contract for any capital expenditures the aggregate costs of which shall exceed $10,000.00;

      Z. Not implement any rate increases without the prior written consent of Buyer;

      AA. Expend approximately $3,100,000 to complete the two-way 750MHz upgrade of the Yankton Cable TV system (which consists of approximately 110 miles) in accordance with the specifications detailed in the Offering Memorandum prepared and delivered to Buyer by Daniels and Associates; provided that at the Closing, the Purchase Price will be increased to reflect the costs of: (i) the fiber run to Vermillion; (ii) equipping the new headend building between Yankton and Vermillion; (iii) replacing drops; and (iv) wrecking-out the old distribution plant, as agreed by Buyer and Sellers.

     BB. Effect and facilitate the transfer of the Shares and the transition of the operation of the Company and The Systems to Buyer as contemplated by this Agreement.

     6.3  Employee Matters.  The Company will continue to conduct its business
          ----------------
through Employees engaged by Abbott pursuant to the Management Agreement. Prior to the Closing Abbott will make available to Buyer those Employees currently engaged to operate the Business for interviews by Buyer with respect to possible employment by Buyer for the operation of the Business after the Closing. Buyer may offer employment to such of the Employees as Buyer shall determine upon such terms and conditions as Buyer may establish in its sole discretion.

   6.4  Consents.
        --------

   Sellers will use commercially reasonable efforts to obtain, at their own cost and expense as soon as practicable, and Buyer shall use commercially reasonable efforts to cooperate with the Sellers, a reasonably requested, to obtain the Consents, in form and substance reasonably satisfactory to Buyer; provided that "commercially reasonable efforts" for this purpose (i) shall not require Sellers or Buyer to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees and (ii) shall not require Buyer to agree to any change in any Contract or Governmental Permit as a condition to obtaining any Consent, the effect of which is to make such Contract or Governmental Permit more burdensome to Buyer.

   6.5  HSR Notification.  As soon as practicable after the execution of this
        ----------------
Agreement and if required by applicable Legal Requirements, Sellers and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings (including the exchange of drafts) and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Buyer and Sellers shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the HSR Act. The HSR Act filing fee shall be paid equally by the parties.

   6.6  Notification of Certain Matters.  Each party will promptly notify the
        -------------------------------
other of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true and correct in any material respect.

   6.7  Risk of Loss; Condemnation.
        --------------------------

   A. Sellers will bear the risk of any loss or damage to the Company, the Assets, the Systems and the Business resulting from fire, theft or other casualty at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any portion of the

Systems within five days after the occurrence of the event resulting in such loss or damage, Sellers shall immediately notify Buyer of that fact and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Sellers either (i) to waive such defect and proceed toward consummation of the acquisition of the Shares in accordance with this Agreement or (ii) to terminate this Agreement. If Buyer elects to consummate the acquisition of the Shares notwithstanding such loss or damage and does so, at Buyer's election there will be an adjustment in the Purchase Price to be paid for the Shares under Article II on account of such loss or damage for the amount of such loss or damage in excess of all insurance proceeds paid or payable to the Company as a result of the occurrence of the event causing such loss or damage.

        B. If, prior to the Closing, any portion of any of the Systems is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Sellers, the Company, or Buyer that it intends to condemn any portion of any System (such event being referred to herein, in either case, as a "Taking"), then Buyer may terminate this Agreement. If Buyer does not so elect to terminate this Agreement then if the Closing occurs, Buyer shall have the sole right, in the name of the Company, if Buyer so elects, to negotiate for, claim, contest and (if the Closing occurs) receive all damages with respect to the Taking.

        6.8  Adverse Changes. Sellers shall promptly notify Buyer in writing any
             ---------------
of materially adverse developments affecting the Company, the Assets, the Business or the Systems which, to the best of Sellers' knowledge, shall have occurred during the period from the date hereof through the Closing Date, including, without limitation, (a) any damage, destruction, loss (whether or not covered by insurance) or other event materially affecting any of the Company, the Assets, the Systems or the Business, (b) any notice of violation, forfeiture or complaint under any Governmental Permits, or (c) anything which, if not corrected prior to the Closing Date, will prevent Sellers from fulfilling any condition to Closing described herein.

        6.9  No Solicitation. Between the date of this Agreement and the Closing
             ---------------
Date, Sellers shall not, and shall cause the Company's, officers, directors, employees, agents and representatives (including, without limitation, Daniels & Associates, any investment banker, attorney or accountant retained by Sellers or the Company) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the Shares, the Company, the Assets, the Systems or the Business, engage in any negotiations concerning, or provide to any other Person any information or data relating to the Business, for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or effect a purchase and sale of all or substantially all of the Shares, the Company, the Assets, the Systems or the Business.

        6.10 Forms 394. If required, promptly after the date of this Agreement,
             ---------
Sellers and Buyer shall, each at its own expense, prepare and file properly prepared Applications for Franchise Authority Consent to Assignment or Transfer of Control or Cable Television Franchise FCC 394 ("Forms 394") with the local Government Authorities that have issued franchises to the Company, and shall file all additional information required by such franchises or applicable local Legal Requirements or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Sellers or Buyer that such authority approve of the transfer of the Franchises and the Shares.

        6.11 Title Matters. Within twenty (20) days after the execution of this
             -------------
Agreement, Sellers shall, at their expense, commission a qualified title company to prepare and provide the Preliminary Title Report with respect to the Real Property owned by the Company, and Sellers shall promptly provide a copy of the Preliminary Title Report to Buyer, together with complete copies of all documents relating to the title exceptions referred to in the Preliminary Title Report. Buyer shall have the right, within thirty (30) Business Days of Buyer's receipt of the Preliminary Title Report, to notify Sellers, in writing, of any Disapproved Matters. Buyer's failure to raise Disapproved Matters within such time period shall constitute a waiver of the Disapproved Matters. Any title exception shown in the Preliminary Title Report and not objected to by Buyer within such time period shall be deemed a Permitted Encumbrance. Prior to the Closing, Sellers shall, at their expense, remove or cause to be removed all the Disapproved Matters or, in the alternative, obtain title insurance in the form satisfactory to Buyer insuring against the effect of such Disapproved Matters. Sellers shall notify Buyer within seven (7) Business Days after receipt of Buyer's notice of Disapproved Matters whether Sellers intend to remove the same. If Sellers so notify Buyer, Buyer may elect (i) to terminate this Agreement, or
(ii) to waive such Disapproved Matters, in which event Buyer shall receive a credit at the Closing in the amount, of the cost to the Disapproved Matters.

        6.12 Phase I Study. Buyer may, at its option and at its own expense,
             -------------
have Phase I environmental site assessments and asbestos studies (the "Environmental Reports" of any of the Real Property performed by one or more
 ---------------------
reputable environmental firms designated by Buyer. If environmental conditions are uncovered as a result of obtaining such Environmental Reports and (i) remediation of such conditions is required by any Legal Requirement or such conditions, if not remediated, would reasonably be expected to subject Buyer or the Company to fines or penalties as a result of such conditions violating any Legal Requirement or (ii) Sellers' representations and warranties in Section
4.19 are breached, then Buyer may elect either to terminate this Agreement, or to consummate the transactions contemplated hereby subject to an adjustment to the Purchase Price in the amount of the cost of such remedial action.

        6.13 Monthly Financial Statements. Between the date of execution and
             ----------------------------
delivery of this Agreement and the Closing Date, Sellers shall deliver to Buyer within thirty (30) days after the end of each calendar month, unaudited financial reports ("Monthly Financial Statements") in the form customarily prepared by the Company as set forth in Schedule 6.13 with respect to the
                                        -------------
Company, the Business and the System and other information with respect to the Company, the Business and Systems (including, without limitation, capital expenditures, reports setting forth the revenue and cash flow of the Company, the Business and the Systems for each month and year-to-date, subscriber information for Basic Subscribers and Bulk Units, disconnect requests, miles of plant, homes passed and such other information as Buyer may reasonably request which is in the form customarily prepared by the Company, beginning as soon as practicable after the date of this Agreement). Such financial statements and information requested shall present fairly and accurately the financial condition and results of operations of the Company, the Business and the Systems for the period then ended and as of such dates and be prepared in accordance with GAAP consistently applied through the periods specified subject to normal year end adjustments.

        6.14 Confidentiality.  (a) The parties hereto, together with Abbott Co.,
             ---------------
it employees and James Abbott, shall not, directly or indirectly, disclose or furnish to any Person any confidential or proprietary documents, information or data of the other party, whether written or oral, and furnished to such party, its employees, agents, lenders, accountants, representatives, advisors or consultants ("Confidential Parties") in the course of the negotiation of this Agreement or in connection with or relating to the transactions contemplated by this Agreement, the Assets, or the Systems (the "Information"). Each party will hold and use all reasonable efforts to cause its respective Confidential Parties to hold in strict confidence all of the Information, and will not, without the prior written consent of the other party, (i) use the Information for any purpose other than in connection with the transactions contemplated by this Agreement or in any proceeding, litigation or arbitration in respect thereof; or
(ii) release or disclose any Information to any other person, except to such Confidential Parties. Notwithstanding the foregoing, the following will not constitute a part of the Information for the purposes of this Section:

             (i) information that a party can show was known by it or any of its respective Confidential Parties prior to the disclosure thereof by the other party;

            (ii) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party or any of its respective Confidential Parties in breach of this
     Section 6.14;

           (iii) information that is independently developed by such party or any of its respective Confidential Parties; or

           (iv) information that is or becomes available to such party on a non-confidential basis from a source other than the other party or any of its respective Confidential Parties, provided that such source is not known by the party receiving the Information to be bound by any obligation or confidentiality in relation thereto.

     (b) From and after the Closing Date, Sellers, together with Abbot Co., its employees and James Abbott, shall not, directly or indirectly, disclose or furnish to any Person any confidential or proprietary documents, information or data, whether written or oral, relating to or in connection with the Company, the Systems or the Business (the "Confidential Information"), other than information that is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by any such parties in breach of this Section 6.14(b) and other than as required by law.

     (c) In the event any of Buyer, Sellers, Abbott Co., or/and James Abbott is requested or required pursuant to any judicial or regulatory proceeding or other Governmental Authority to disclose any Information or Confidential Information, such of Buyer, Sellers, Abbott Co., or/and James Abbott shall provide the others parties with prompt notice thereof, so that the other parties may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of Section 6.14(a). In the event that such protective order or other remedy is not obtained and such party has not waived compliance with the provisions of Section 6.14(a), and such of Buyer, Sellers, Abbott Co., or/and James Abbott is legally required to disclose the Information or

Confidential Information to any tribunal, court, regulatory authority or agency or third party claimant, that portion of the Information or Confidential Information which such of Buyer, Seller, Abbott Co., or/and James Abbott is legally required to disclose may be disclosed, provided, however, that such of Buyer, Sellers, Abbott Co., or/and James Abbott will exercise commercially reasonable best efforts (at no cost or penalty to such of Buyer, Sellers, Abbott Co., or/and James Abbott) to obtain reliable assurances that confidential treatment will be accorded to such Information or Confidential Information.

     (d)    The provisions of this Section 6.14 shall survive the Closing.

     6.15   Covenant Not to Compete. The term "Covenantors" as used in this
            -----------------------
Section 6.15 shall be defined to mean each of the Sellers, Abbott Co., James Abbott, and all corporations, firms and entities controlled by any or any combination of them.

     A. Each of the Sellers, Abbott Co. and James Abbott covenants and agrees for himself, herself and itself, that for a period of five years after Closing (or such period as allowed by law if less than five years), neither such Covenantor nor any corporation, firm or other entity controlled by such Covenantor (alone or in combination with any other covenantor) will or be involved with the cable television business, data service, media or telecommunications business within a 50-mile radius of the Franchise Areas except as otherwise disclosed on Schedule 6.15 attached hereto. Notwithstanding
                                 -------------
anything contained herein, the ownership of passive securities of any company which is "publicly held" and which do not constitute more than one percent (1%) of the voting rights or equity interest of such entity shall not constitute a violation of this covenant.

     B. Each of the Sellers and Abbott agrees that in the event that any Covenantor commits a breach or threatens to commit a breach of any of the provisions of Sections 6.14 or 6.15, Buyer shall have the right and remedy to have the provisions of this Section 6.15 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach could cause immediate irreparable injury to Buyer and that money damages would not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies including damages available to Buyer at law or in equity.

     C. If any of the provisions of or covenants contained in this Section 6.15 are hereafter construed to be wholly or to any extent invalid or unenforceable in any jurisdiction, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable, and the same shall not affect the remainder of the provisions to the extent not invalid or unenforceable in such jurisdiction or the enforceability thereof without limitation in any other jurisdiction.

     D.   The provisions of this Section 6.15 shall survive the Closing.

     6.16 Public Announcements. Prior to the Closing Date, all notices to third
          --------------------
parties and other publicity relating to the transaction contemplated by this Agreement shall be jointly planned and agreed to by Sellers and Buyer unless otherwise required by law; provided, however, that Sellers
                           --------  -------
may, from time to time advise its lenders and Buyer may, from time to time, advise its members and lenders, with respect to this Agreement and the transactions contemplated by this Agreement without the consent of the other. Sellers shall not unreasonably refuse requests by Buyer, once approval of the Governmental Authorities to the transfer of the franchises is granted, to insert in invoices to the Company's subscribers, at Buyer's expense, subscriber educational material concerning the transaction contemplated by this Agreement.

        6.17 Excluded Assets. No less than 30 days prior to the Closing Date,
             ---------------
the Sellers shall cause the Company to, and the Company shall sell and transfer or assign all of its right title, and interest in and to the Excluded Assets more fully described on Schedule 6.17 attached hereto.

        6.18 Audited Financial Statements. Either before of after the Closing,
             ----------------------------
at Buyer's request and expense, Sellers shall cause the Company's present external auditors to assist Buyer in the preparation of audited financial statements for the Company for the three-year period prior to the Closing.

        6.19 Midcontinent Agreement. At or prior to the Closing, and subject to
             ----------------------
the Agreement of Midcontinent Cable Systems Co. of South Dakota ("Midco") Sellers shall assume all of the obligations of the Company under and pursuant to that certain Asset Purchase Agreement dated as of March 29, 1999 by and between Midco and the Company and the transactions contemplated thereby.


                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole direction.

        7.1 HSR Act. If required under applicable Legal Requirements, all
            -------
filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

        7.2 Governmental or Legal Action. No action, suit or proceeding shall be
            ----------------------------
pending or threatened by any Governmental Authority or other Person and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other Person that would (a) prohibit Buyer's ownership or operation of the Company, the Systems, the Business or the Assets or require Buyer to divest itself of the Company, the Systems or any of the Assets after the Closing Date, (b) result in the imposition of material damages against Buyer or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement or (c) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

        7.3 Accuracy of Representations and Warranties. The representations and
            ------------------------------------------
warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

        7.4 Performance of Agreements. Sellers shall have performed in all
            -------------------------
material respects all obligations and agreements and complied or caused to be complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

        7.5 No Material Adverse Change. During the period from the date of this
            --------------------------
Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, prospects, Assets, financial condition or operations of the Company, other than any change arising out of matters of a general economic nature or matters affecting the cable television industry (national or regional) generally, and the Company shall not have sustained any material loss or damage to the Assets or any of the Systems, whether or not insured, that materially affects its ability to conduct the Business in a manner consistent with past practice.

        7.6 Consents. Sellers shall have delivered to Buyer evidence, in form
            --------
and substance reasonably satisfactory to Buyer, that all the Required Consents have been obtained or given, and the criteria set forth on Schedule 4.7 shall
                                                           ------------
have been satisfied.

        7.7 Transfer Documents. Sellers shall have delivered to Buyer customary
            ------------------
instruments of transfer sufficient to convey good and marketable title to the Shares in accordance with the terms of this Agreement and otherwise in form and substance satisfactory to Buyer and its counsel, together with such other documents as described in Section 3.2.A.

        7.8 Opinions of Counsel. Buyer shall have received the opinions of (a)
            -------------------
Cutler, Donahoe & Mickelson, LLP, counsel for Sellers and the Company, dated the Closing Date, substantially in the form of Exhibit B attached hereto and (b)
                                           ---------
Cole, Raywid and Braverman, FCC counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C attached hereto.
                             ---------

        7.9 Discharge of Encumbrances. Sellers shall have caused the Company to
            -------------------------
secure the termination or removal of all Encumbrances of any nature on the Assets, other than Permitted Encumbrances. Sellers shall have made all payments to Abbott Co. in respect of and as required pursuant to the Phantom Equity Agreement and the Management Agreement.

        7.10 Additional Documents and Acts. Sellers shall have delivered or
             -----------------------------
caused to be delivered to Buyer all other documents required to be delivered pursuant to this Agreement and done or caused to be done all other acts or things reasonably requested by Buyer to evidence compliance with the conditions set forth in this Article VII.

        7.11 Certificates. Sellers shall have furnished Buyer with such other
             ------------
certificates of Sellers and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VII, as may be reasonably requested by Buyer.

        7.12 Termination of Management Agreement. The Management Agreement shall
             -----------------------------------
be terminated effective as of the Closing Date.

        7.13 Office Space at Worthington and Yankton Properties.
             --------------------------------------------------

     Sellers shall, or shall cause such of the Company's current affiliates which own such property at and after the Closing to, enter into an agreement as of the Closing Date pursuant to which the Company shall be entitled to continue to occupy certain office space at the buildings located in Worthington and Yankton (which are included in the Excluded Assets) for a period of no less than seven (7) years from the Closing Date at no cost to Buyer or the Company other than maintenance and utilities for the space occupied and insurance on the contents, and the owner of such property shall be and remain responsible for all other costs and expenses including repairs, taxes and insurance (other than insurance on the Company's contents).

        7.14 Equivalent Basic Subscribers. The number of Equivalent Basic
             ----------------------------
Subscribers as of the Closing Date shall be not less than 13,000.


                                   ARTICLE VIII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

          The obligations of Sellers under the Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Sellers, in its sole discretion.

        8.1 HSR Act. If required under applicable Legal Requirements, all
            -------
filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

        8.2 Governmental or Legal Actions. No action, suit or proceeding shall
            -----------------------------
be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership of the Shares, the Company or operation of the Systems, the Business or the Assets, (b) result in the imposition of material damages against Buyer in connection with the consummation of the transactions contemplated by this Agreement or (c) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

        8.3 Accuracy of Representations and Warranties. The representations and
            ------------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

        8.4 Performance of Agreements. Buyer shall have performed in all
            -------------------------
material respects all obligations and agreements and complied or caused to be complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

        8.5 Opinion of Buyer's Counsel. Sellers shall have received the opinion
            --------------------------
of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for Buyer, dated the Closing Date, substantially in the form of Exhibit D attached hereto.
                                           ---------

        8.6 Additional Documents and Acts. Buyer shall have delivered or caused
            -----------------------------
to be delivered to Sellers all other documents required to be delivered pursuant to this Agreement and done all other acts or things reasonably requested by Sellers to evidence compliance with the conditions set forth in this Article VIII.

        8.7 Certificates. Buyer shall have furnished Sellers with such other
            ------------
certificates of Buyer and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by Sellers.


                                  ARTICLE IX
                                   INDEMNITY

        9.1 Survival of Representations and Warranties. The representations and
            ------------------------------------------
warranties of the parties contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be continuing and shall survive the Closing, and any party may assert a claim for indemnity with respect thereto, for a period of two years; provided that the representations and warranties of Sellers relating to Taxes, title to the Assets, employment and employee benefit matters, and environmental matters shall survive the Closing , and Buyer may assert a claim for indemnity with respect thereto, for a period ending sixty
(60) days after the expiration of the applicable statute of limitations; and provided, further, that any claims by Buyer against Sellers for indemnification with respect to third party claims or matters pertaining to the Excluded Assets shall survive the Closing, and may asserted by Buyer, indefinitely.

        9.2  Sellers' Indemnity.
             ------------------

        A. Sellers agree to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for:

        (i) any and all Liabilities of the Company in existence on the Closing Date, whether or not known on or prior to the Closing Date which constitute breaches of Section

           4.24 hereof or which arose after the date hereof contrary to the provisions of Article 6 hereof, or which were not reflected in the Working Capital Adjustment, provided that this indemnity shall not apply to the extent any such liabilities have been reflected or reserved against in the Financial Statements or which have resulted in an adjustment to the Purchase Price which has been credited to Buyer at Closing or paid by Sellers to Buyer after Closing;

                (ii) the liability of the Company for United States, state, local or other Taxes for periods ending on or before December 31, 1998 (to the extent exceeding the provisions for current and deferred taxes in the Financial Statements) and the liability of the Company for United States, state, local or other Taxes for the period from January 1, 1999 to the Closing Date (including, without limitation, the Excluded Assets Tax Liability) to the extent not provided in the Financial Statements as at December 31, 1998 and, for periods after December 31, 1998, to the extent exceeding similar provisions for such taxes after the date as reflected in the Working Capital Adjustment; provided, that this indemnity shall not apply to the extent of any such liabilities which have resulted in an adjustment to the Purchase Price which has been credited to Buyer at Closing or paid by Sellers to Buyer after Closing.

                (iii) The obligations of the Company after the Closing Date under any Governmental Permits or Contracts constituting a breach of
           Section 4.17 or resulting from breaches of Article 6 hereof;

                (iv) any and all loss, damage, deficiency, costs or expenses sustained by Buyer, or the Company as a result of:

                     (a) any error, misstatement, omission or misrepresentation in any of the representations and warranties of the Sellers contained in this Agreement or any Schedule, certificate, document or instrument delivered to Buyer hereunder;

                     (b) any order, judgment or decree made at any time by any
                court or judicial or administrative department or agency of any foreign, federal, state, county, municipal or local government as the result of any act or omission of the Company occurring, or resulting from the operations of the Business or the Company, prior to the Closing Date;

                     (c) the nonfulfillment of any obligation on the part of the
                Sellers to be performed under the terms of this Agreement; and

                     (d) any and all actions, suits, proceedings, claims,
                demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        B. If any claim covered by the foregoing indemnity is asserted against Buyer by a third party, Buyer shall promptly give the Sellers notice thereof and give Sellers an opportunity to defend the same with counsel of Sellers' choice at Sellers' expense. Buyer shall provide reasonable cooperation in connection with such defense. In the event that Sellers desires to compromise or settle any such claim, Buyer shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Buyer, and Buyer withholds its consent to such compromise or settlement, Buyer and Sellers agree that (i) Sellers' liability shall be limited to the amount of the proposed settlement and Sellers shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Buyer will undertake all legal costs and expenses in connection with any such claim and shall indemnify Sellers from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Sellers fails to defend any claim within a reasonable time, Buyer shall be entitled to assume the defense thereof, and Sellers shall be liable to Buyer for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

        C. Sellers shall not be required to indemnify or otherwise be liable to Buyer for any claim unless the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceeds $25,000.00. If the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceeds $25,000, Sellers shall be required to indemnify Buyer for the full amount of all such claims provided that Sellers shall not be required to indemnify or otherwise be liable to Buyer for any claim to the extent that the losses, liabilities, damages, costs and expenses of Buyer arising from all such claims exceed, in the aggregate, the sum of Five Million dollars ($5,000,000). Notwithstanding the foregoing, the above threshold and limitations shall not apply to claims for indemnity by Buyer arising out of third party claims or relating to the Excluded Assets.

        9.3  Buyer's Indemnity
             -----------------

        A. Buyer agrees to indemnify and hold Sellers harmless from, against and in respect of, and shall on demand reimburse Sellers for:

          (i) any and all loss, liability or damage resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer contained in any Transaction Document delivered to Sellers hereunder;

          (ii) the obligations of the Company arising from the operation of the Business from and after the Closing Date;

          (iii) the non-fulfillment of any obligation on the part of Buyer to be performed under the terms of this Agreement; and

          (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     B. If any claim covered by the foregoing indemnity is asserted against Sellers by a third party, Sellers shall promptly give the Buyer notice thereof and give Buyer an opportunity to defend the same with counsel of Buyer's choice at Buyer's expense. Sellers shall provide reasonable cooperation in connection with such defense. In the event that Buyer desires to compromise or settle any such claim, Sellers shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Sellers, and Sellers withholds their consent to such compromise or settlement, Sellers and Buyer agree that (i) Buyer's liability shall be limited to the amount of the proposed settlement and Buyer shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Sellers will undertake all legal costs and expenses in connection with any such claim and shall indemnify Buyer from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Buyer fails to defend any claim within a reasonable time, Sellers shall be entitled to assume the defense thereof, and Buyer shall be liable to Sellers for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

        C. Buyer shall not be required to indemnify or otherwise be liable to Sellers for any claim unless the losses, liabilities, damages, costs and expenses of Sellers arising from all such claims exceeds $25,000. If the losses, liabilities, damages, costs and expenses of Sellers arising from all such claims exceeds $25,000, Buyer shall be required to indemnify Sellers for the full amount of all such claims, provided, that Buyer shall not be required to indemnify or otherwise be liable to Sellers for any claim to the extent that the losses, liabilities, damages, costs and expenses of Sellers arising from all such claims exceed in the aggregate the sum of Five Million dollars ($5,000,000).

        9.4 Remedies Cumulative; Right to Offset. The remedies provided in this
            ------------------------------------
Article IX shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party as specifically set forth in this Agreement.


                                   ARTICLE X
                                  TERMINATION

        10.1 Conditions for Termination. This Agreement may be terminated as
             --------------------------
follows:

        A.   By mutual consent of the parties hereto;

        B. By either party, upon written notice to the other, if the Closing shall not have occurred on or prior to September 30, 1999 (provided that the terminating party shall not then be in breach or default of this Agreement);

        C.   By Buyer pursuant to Sections 6.7, 6.11, and 6.12; or

        D.   By Buyer or Sellers as provided in Article XI hereof.

        10.2 No Liability Upon Certain Terminating Events. In the event of the
             --------------------------------------------
termination of this Agreement pursuant to the provisions of this Section 10 (other than as a result of any breach or default by either party as set forth on Section 11 hereto), this Agreement shall become void and have no effect, without liability on the part of any of the parties hereto, or the directors, officers, partners, members, managers or venturers of Sellers or Buyer and each of the parties hereto shall bear its own counsel fees and expenses.



                                  ARTICLE XI
                      LIABILITY IN THE EVENT OF A BREACH

        11.1 Default by Buyer. If Buyer shall default in the performance of its
             ----------------
obligations under this Agreement in any material respect or if, as a result of Buyer's material breach of its obligations pursuant to this Agreement, the conditions precedent to Sellers' obligation to close specified in Section 8 are not satisfied, and none of the Sellers shall then be in default in the performance of its obligations hereunder in any material respect, Sellers shall be entitled, as their sole remedy, to terminate this Agreement by written notice to Buyer and to receive the sum of $2,000,000, as liquidated damages, in which event Sellers and Buyer shall be discharged from all further liability under this Agreement upon payment of such liquidated damages to Sellers. Sellers and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of such liquidated damages is a fair and equitable amount to reimburse Sellers for damages sustained due to such default by Buyer of this Agreement.

        11.2 Default by Sellers. If any of the Sellers shall default in the
             ------------------
performance of its obligations under this Agreement in any material respect or if, as a result of a material breach by any Seller of its obligations pursuant to this Agreement, the conditions precedent to Buyer's obligation to close specified in Section 7 are not satisfied, and Buyer shall not then be in default in the performance of its obligations hereunder in any material respect, Buyer shall then be entitled, at Buyer's sole option, either:

        A. to exercise Buyer's right to a decree of specific performance of the transactions contemplated by this Agreement and the right to injunctive relief in connection therewith, without any bond or security being required and without the necessity of showing actual damages, upon proper action instituted by Buyer. Sellers and Buyer acknowledge and agree that the subject matter of this Agreement is unique and accordingly, in the event of any action by Buyer to enforce this Agreement, Sellers hereby waive the defense that there is an adequate remedy at law. In the event of a breach or default which results in the filing of an action by Buyer for specific performance or injunctive relief, the prevailing party in such action shall be entitled to receive reimbursement from the non-prevailing party for its costs and expenses in connection therewith, including reasonable attorneys' fees.

        B. to terminate this Agreement by written notice to Sellers and to receive the sum of $2,000,000 as liquidated damages, in which event Sellers and Buyer shall be discharged from all further liability under this Agreement upon payment of such liquidated damages to Buyer. Sellers and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of such liquidated damages is a fair and equitable amount to reimburse Buyer for damages sustained due to such default by Sellers of this Agreement.

                                  ARTICLE XII
                                    NOTICES

        12.1 Notices. Any notices or other communications to the Sellers or the
             -------
Buyer, shall be sent by overnight mail, certified or registered mail, return receipt requested, or by facsimile with report of delivery, to the addresses set forth below, or to such other address as Sellers or Buyer may designate, from time to time, by written notice to the other:


To Buyer:                MEDIACOM LLC
                         100 Crystal Run Road
                         Middletown, New York  10941
                         Attention:  Rocco B. Commisso
                         Facsimile:  (914) 695-2639


with a copy to:          Robert L. Winikoff, Esq.
                         Cooperman Levitt Winikoff
                          Lester & Newman, P.C.
                         800 Third Avenue - 30th Floor
                         New York, New York 10022
                         Facsimile:  (212) 755-2839


To Sellers:              James Abbott, Trustee for the
                         Trusts created under the Will dated June 3, 1982 of Roger E. Zylstra, deceased, for the benefit of Charles D. Zylstra and Kara M. Zylstra
                         414 East Clark
                         Vermillion, SD 57069
                         Facsimile: (605) 677-6520


                         CHARLES D. ZYLSTRA
                         66 Old South Road
                         Southport, CT 06490
                         Facsimile: (203) 256-1883


                         KARA M. ZYLSTRA
                         1000 G. Avenue

                         Coronado, CA 92118
                         Facsimile: (619) 437-4079


with a copy to:          Richard A. Cutler, Esq.
                         Cutler, Donahoe & Mickelson, LLP
                         100 North Phillips Avenue
                         Suite 901
                         Sioux Falls, South Dakota 57104-6725
                         Facsimile: (605) 335-4961

Any such notice shall be effective when delivered by overnight mail service or by facsimile, or date receipt acknowledged, if by certified mail, return receipt requested.



                                 ARTICLE XIII
                                 MISCELLANEOUS

        13.1 Entire Agreement. This writing constitutes the entire agreement of
             ----------------
the parties with respect to the subject matter hereof and may not be modified, amended or terminated, except by a written agreement specifically referring to this Agreement signed by Buyer and Sellers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        13.2 Successors and Assigns. This Agreement and all of the provisions
             ----------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, that Buyer may assign this Agreement to
                            --------
any parent, subsidiary or Affiliate of Buyer without the prior written consent of Sellers. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

        13.3 Arbitration. Except for claims for injunctive relief under Sections
             -----------
6.14 and 6.15, claims for damages or equitable relief pursuant to Sections 11.1 and 11.2 and third-party claims by one party against the other in any action or proceeding commenced by unaffiliated persons or firms, all claims, disputes and differences hereunder shall be determined by arbitration under the rules then obtaining of the American Arbitration Association in New York City. If $50,000 or more is at issue, the matter shall be heard by a panel of three arbitrators. In such case Sellers and Buyer shall each designate one disinterested arbitrator and the two arbitrators so designated shall select the third arbitrator. Buyer and Sellers agree that in any dispute submitted for arbitration in connection herewith, the non-prevailing party shall pay all fees and expenses of the arbitration proceedings incurred by the prevailing party.

        13.4 Captions. The paragraph headings contained herein are for the
             --------
purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

        13.5 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which taken together, shall be deemed one original.

        13.6 Governing Law. This Agreement shall be governed and construed in
             -------------
accordance with the laws of the State of New York, without regard to conflict of law provisions in such state.

        13.7 Sellers' Knowledge. For purposes of this Agreement reference to "to
             ------------------
the best of Sellers' knowledge" or "to Sellers' knowledge" or "the knowledge of Sellers" or any variation thereof means and refers to the knowledge, after due investigation and inquiry, of each of the Sellers, James Abbott as trustee under the Trust, individually, and as an officer of Abbott Co., and Brian Stewartd as well as any other Employee operating the Business of the Company.


                 [Remainder of page intentionally left blank;
                             signatures to follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              SELLER:


                              __________________________
                              CHARLES D. ZYLSTRA


                              __________________________
                              KARA M. ZYLSTRA

                              TRUSTS CREATED UNDER THE WILL DATED JUNE 3, 1982 OF ROGER E. ZYLSTRA, DECEASED, FOR THE BENEFIT OF CHARLES D. ZYLSTRA AND KARA M. ZYLSTRA


                              By:_______________________
                                 Name:  James Abbott
                                 Title: Trustee

                              BUYER:


                              MEDIACOM LLC

                              By:_______________________
                                    Rocco B. Commisso, Manager

                              Solely with respect to Sections 4.12, 6.14 and
                              6.15
                              ABBOTT COMPANY

                              By:_______________________
                                 James Abbott, President

                              Solely with respect to Se` ctions 6.14 and 6.15


                              __________________________
                              JAMES ABBOTT